EXHIBIT 2.2


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                              AMENDED AND RESTATED

                           PURCHASE AND SALE AGREEMENT

                                 BY AND BETWEEN

                                 AERA ENERGY LLC

                                       AND

                          PACIFIC ENERGY RESOURCES LTD.

                          DATED AS OF NOVEMBER 1, 2006


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                                TABLE OF CONTENTS
                                                                            PAGE
ARTICLE 1. DEFINITIONS......................................................   1
     1.01. Abandonment Obligations .........................................   1
     1.02. Additional Unit Area.............................................   1
     1.03. Aera Bond........................................................   2
     1.04. Aera Services ...................................................   2
     1.05. Affected Employees...............................................   2
     1.06. Affiliates.......................................................   2
     1.07. Agreement........................................................   2
     1.08. Applicable Laws..................................................   2
     1.09. Assignment and Bill of Sale......................................   2
     1.10. Associated Parties...............................................   2
     1.11. Assumed Share....................................................   2
     1.12. Beta Interest or Beta Interests..................................   2
     1.13. Beta Interests Purchase Price ...................................   3
     1.14. Beta Onshore Pump Station .......................................   3
     1.15. Beta Tangible Assets.............................................   3
     1.16. Beta Unit COPAS..................................................   3
     1.17. Beta.............................................................   3
     1.18. Business.........................................................   3
     1.19. Cash Management Agreement........................................   3
     1.20. Casualty Loss....................................................   3
     1.21. Claim or Claims..................................................   3
     1.22. Closing..........................................................   4
     1.23. Closing Date.....................................................   4
     1.24. Condition........................................................   4
     1.25. Confidentiality Agreement........................................   4
     1.26. Consents ........................................................   4
     1.27. Contracts .......................................................   4
     1.28. CSLC.............................................................   4
     1.29. CSLC Approval....................................................   4
     1.30. Disputed Claim...................................................   4
     1.31. DOT..............................................................   4



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                                TABLE OF CONTENTS
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                                   (continued)
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                                                                            ----
     1.32. Effective Time...................................................   4
     1.33. Environmental Assessment Agreement...............................   4
     1.34. Environmental Laws...............................................   4
     1.35. Escrow Agreement.................................................   5
     1.36. Escrow Agent.....................................................   5
     1.37. Escrow Opening...................................................   5
     1.38. Escrow Opening Date..............................................   5
     1.39. Excluded Items...................................................   5
     1.40. Execution Date...................................................   6
     1.41. Exercising PRP Holder............................................   6
     1.42. FERC.............................................................   6
     1.43. Final Settlement Statement.......................................   6
     1.44. GAAP.............................................................   7
     1.45. Gas..............................................................   7
     1.46. Governmental Bond................................................   7
     1.47. Governmental Entity .............................................   7
     1.48. Hazards Act......................................................   7
     1.49. Hiring Period....................................................   7
     1.50. Inventory Closing Amount.........................................   7
     1.51. J. Aron..........................................................   7
     1.52. LACT Unit........................................................   7
     1.53. Liability or Liabilities.........................................   7
     1.54. Material Amount..................................................   7
     1.55. MMS..............................................................   7
     1.56. MMS Approval.....................................................   7
     1.57. MMS Escrow Agreement.............................................   8
     1.58. Natural Hazard Expert............................................   8
     1.59. Noble............................................................   8
     1.60. NORM.............................................................   8
     1.61. Occurrence.......................................................   8
     1.62. Oil..............................................................   8



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                                TABLE OF CONTENTS
                                -----------------
                                   (continued)

                                                                            PAGE
                                                                            ----
     1.63. Oil and Gas Rights...............................................   8
     1.64. OCS Leases.......................................................   8
     1.65. Organizational Documents.........................................   8
     1.66. Operator ........................................................   8
     1.67. Other WI Owners..................................................   8
     1.68. Payout...........................................................   8
     1.69. Person...........................................................   9
     1.70. Pipeline Operating Agreement.....................................   9
     1.71. Pipeline Sub-Operating Agreement.................................   9
     1.72. Platform Edith...................................................   9
     1.73. Platform Ellen ..................................................   9
     1.74. Platform Elly....................................................   9
     1.75. Platform Eureka..................................................   9
     1.76. Pre-Acquisition Environmental Assessment.........................   9
     1.77. Property or Properties...........................................   9
     1.78. Prospective Employees............................................   9
     1.79. PRP Holder.......................................................   9
     1.80. Purchase Price...................................................   9
     1.81. Real Property Taxes..............................................   9
     1.82. Related Agreements...............................................   9
     1.83. Remaining Employees..............................................   9
     1.84. Required Bonds...................................................   9
     1.85. Reserved Production Payment......................................  10
     1.86. San Pedro Bay Pipeline...........................................  10
     1.87. Second Unit Operating Agreement..................................  10
     1.88. Securities Act...................................................  10
     1.89. Security Amount..................................................  10
     1.90. Silver Point ....................................................  10
     1.91. Sinking Fund Trust Agreement.....................................  10
     1.92. Site Visit Indemnity Agreement...................................  10
     1.93. SPBP Interests...................................................  10


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                                TABLE OF CONTENTS
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                                   (continued)

                                                                            PAGE
                                                                            ----
     1.94.  SPBP Tangible Assets............................................  11
     1.95.  SPBP Turnover Date..............................................  11
     1.96.  SPBPC...........................................................  11
     1.97.  Standard & Poors ...............................................  11
     1.98.  State Pipeline ROW..............................................  11
     1.99.  Stock...........................................................  11
     1.100. Stock Purchase Price ...........................................  11
     1.101. Strict Liability................................................  11
     1.102. SWEPI...........................................................  11
     1.103. Title Defect ...................................................  11
     1.104. Transaction Documents...........................................  11
     1.105. Turnover Date...................................................  11
     1.106. Unit Agreement..................................................  11
     1.107. Unit Operating Agreement........................................  12
     1.108. Unit Operator...................................................  12
     1.109. WARN Act .......................................................  12
     1.110. Well or Wells...................................................  12
     1.111. Working Interest Owners.........................................  12
ARTICLE 2. PURCHASE AND SALE................................................  12
     2.01.  Interests and Stock.............................................  12
     2.02.  Assumption......................................................  12
ARTICLE 3. PURCHASE PRICE...................................................  12
     3.01.  Purchase Price .................................................  12
     3.02.  No Adjustments to Purchase Price................................  13
ARTICLE 4. BUYER'S REVIEW...................................................  13
     4.01.  Buyer's Review before the Execution Date........................  13
     4.02.  Access to Assets and Properties.................................  14
     4.03.  Environmental Assessment........................................  14
     4.04.  Beta Tangible Assets; Casualty Loss ................ ...........  14
     4.05.  SPBP Tangible Assets; Casualty Loss.............................  15
     4.06.  No Representation or Warranty of Accuracy; Disclaimer...........  15


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                                TABLE OF CONTENTS
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                                   (continued)
                                                                            PAGE
                                                                            ----
     4.07. Acknowledgments of Buyer at Escrow Opening and the Closing ......  16
     4.08. Independent Evaluation...........................................  19
     4.09. Buyer's Confidentiality Obligations; Press Releases..............  20
     4.10. Baseline Study...................................................  21
     4.11. Natural Hazard Area Disclosures..................................  21
ARTICLE 5. TITLE AND TITLE DEFECTS..........................................  21
     5.01. Title Defect.....................................................  21
     5.02. Consequences of Title Defect.....................................  22
     5.03. Description and Other Errors.....................................  23
     5.04. Additional Unit Area and Second Unit Operating Agreement ........  23
ARTICLE 6. CERTAIN COVENANTS BETWEEN EXECUTION DATE AND
           CLOSING..........................................................  23
     6.01. Preferential Rights..............................................  23
     6.02. Related Agreements; Termination of Specified SPBP Contracts......  24
     6.03. Third-Party Notifications and Approvals..........................  25
     6.04. Tariffs Filed with FERC..........................................  26
     6.05. Dividend of Cash from SPBPC......................................  26
     6.06. Termination of Aera..............................................  26
ARTICLE 7. ESCROW OPENING...................................................  26
     7.01. Escrow Opening...................................................  26
     7.02. Escrow Opening Obligations; Deliveries...........................  27
     7.03. Aera's Conditions................................................  30
     7.04. Buyer's Conditions...............................................  32
ARTICLE 8. CERTAIN COVENANTS AFTER ESCROW OPENING...........................  32
     8.01. MMS Approval; Unwind.............................................  32
     8.02. Further Assurances...............................................  33
     8.03. Post-Escrow Opening Third-Party Consents.........................  33
     8.04. Election to Not Close; Reassignment..............................  33
     8.05. Operations After Escrow Opening and Before Closing...............  34
ARTICLE 9. CLOSING..........................................................  34
     9.01. Closing Date.....................................................  34


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                                TABLE OF CONTENTS
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                                   (continued)
                                                                            PAGE
                                                                            ----
     9.02. Closing Obligations; Deliveries..................................  34
     9.03. Aera's Conditions................................................  35
     9.04. Buyer's Conditions...............................................  37
ARTICLE 10. TERMINATION.....................................................  38
     10.01. Events of Termination...........................................  38
     10.02. Effect of Termination...........................................  38
ARTICLE 11. CERTAIN OBLIGATIONS AFTER CLOSING...............................  38
     11.01. Filing and Recording............................................  38
     11.02. Copies..........................................................  39
     11.03. Further Assurances .............................................  39
     11.04. Post-Closing Third-Party Consents...............................  40
     11.05. Reassignment of Title to Stock..................................  40
     11.06. CSLC Approval and Pipeline Sub-Operating Agreement..............  41
     11.07. Buyer's Compliance..............................................  42
     11.08. Allocation of Proceeds, Costs and Expenses......................  42
     11.09. Plugging and Abandoning Wells and Platforms; Remediation;
            Security for Buyer's Obligations................................  44
     11.11. Preparation of Final Settlement Statements .....................  49
     11.12. Buyer's Response to Final Settlement Statements ................  50
ARTICLE 12. TAXES, COSTS, AND FEES..........................................  50
     12.01. Real Property Taxes.............................................  50
     12.02. Production Taxes................................................  51
     12.03. Other Taxes.....................................................  51
ARTICLE 13. OIL IN STORAGE, PROCEEDS, COSTS, EXPENSES,
            CLAIMS, AND DISBURSEMENTS.......................................  51
     13.01. Oil in Storage..................................................  51
     13.02. Notice to Remitters of Proceeds.................................  52
     13.03. Reservation of Claims...........................................  52
     13.04. Reservation of Reserved Production Payment; Computation of
            Stock Purchase Price ...........................................  52
ARTICLE 14. POST-CLOSING OPERATIONS BY AERA.................................  53


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                                TABLE OF CONTENTS
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                                   (continued)
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     14.01. Operation by Aera...............................................  53
     14.02. Beta Charges to be Paid by Buyer................................  54
     14.03. SPBPC Charges to be Paid by Buyer...............................  55
     14.04. Risk of Loss....................................................  55
     14.05. Selection of Operator...........................................  56
     14.06. Change of Operator..............................................  56
     14.07. Change of Operator Documentation................................  57
     14.08. Reassignment of Title to Stock..................................  57
     14.09. Removal of Signs................................................  57
ARTICLE 15. EMPLOYEES AND PERSONNEL.........................................  58
     15.01. Offers of Employment ...........................................  58
     15.02. WARN Act Indemnification .......................................  59
     15.03. General Employee Provisions ....................................  59
ARTICLE 16. PREFERENTIAL RIGHT TO PURCHASE OIL..............................  60
ARTICLE 17. PREFERENTIAL RIGHT TO PURCHASE GAS..............................  60
ARTICLE 18. BUYER'S RELEASE, DISCHARGE, AND COVENANT NOT TO
            SUE; BUYER'S OBLIGATIONS TO INDEMNIFY, DEFEND,
            AND HOLD HARMLESS; DISPUTE RESOLUTION ..........................  60
     18.01. Buyer's Release and Discharge of Aera and its Associated
            Parties.........................................................  60
     18.02. Buyer's Covenant Not to Sue Aera or its Associated Parties......  60
     18.03. Buyer's Obligations to Indemnify, Defend, and Hold Aera and its
            Associated Parties Harmless.....................................  60
     18.04. Buyer's Obligations.............................................  61
     18.05. Buyer's Duty to Defend .........................................  63
     18.06. Alternate Dispute Resolution and Arbitration....................  64
     18.07. Buyer's Waiver of Consumer Rights under any California
            Consumer Protection Laws........................................  64
     18.08. Retroactive Effect .............................................  64
     18.09. Inducement to Aera..............................................  65
ARTICLE 19. ENVIRONMENTAL MATTERS...........................................  65
     19.01. Buyer's Acknowledgment Concerning Possible Contamination of
            the Beta Tangible Assets, the SPBP Tangible Assets and the
            Property........................................................  65


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                               TABLE OF CONTENTS
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                                   (continued)
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     19.02. Adverse Environmental Conditions................................  65
     19.03. Remediation.....................................................  66
     19.04. Disposal of Materials, Substances, and Wastes; Compliance with
            Law.............................................................  68
ARTICLE 20. GAS MATTERS.....................................................  69
ARTICLE 21. REPRESENTATIONS AND WARRANTIES..................................  69
     21.01. Representations by Aera.........................................  69
     21.02. Representations by Buyer........................................  70
ARTICLE 22. COMMUNICATIONS..................................................  73
ARTICLE 23. MISCELLANEOUS...................................................  74
     23.01. Entire Agreement ...............................................  74
     23.02. Successors and Assigns; Amendment; Survival.....................  74
     23.03. Exclusive Remedy ...............................................  75
     23.04. Choice of Law...................................................  75
     23.05. Assignment......................................................  75
     23.06. No Admissions...................................................  75
     23.07. No Third-Party Beneficiaries....................................  75
     23.08. Public Communications ..........................................  75
     23.09. Headings and Titles.............................................  75
     23.10. Bulk Transfer Law...............................................  75
     23.11. Severability....................................................  75
     23.12. Counterparts....................................................  76
     23.13. Not to Be Construed against the Drafter.........................  76
     23.14. No Waiver.......................................................  76
     23.15. Expenses........................................................  76
     23.16. Time of Essence.................................................  76
     23.17. H-S-R...........................................................  76
     23.18. No Partnership..................................................  76
     23.19. Foreign Trade Law Compliance....................................  76
     23.20. Rules of Construction ..........................................  77


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                               TABLE OF CONTENTS
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Exhibits and Schedules

Exhibit A - Description of the Beta Interests
Exhibit B - Certain Contracts Comprising the Beta Interests
Exhibit C - Form of Assignment and Bill Of Sale
Exhibit D - Alternate Dispute Resolution and Arbitration Provisions Exhibit E - Form of Environmental Assessment and Testing
            Confidentiality, Release and Indemnification Agreement Exhibit F - Form of Aera Bond
Exhibit G - Beta Onshore Pump Station Map
Exhibit H - Section 25359.7(a) of the California Health and Safety Code
Exhibit I - Disclosed Matters as to the Property and Disclosure
            Regarding Earthquake Fault Zone
Exhibit J - Non-Foreign Affidavit
Exhibit K - Form of California Form 593-C
Exhibit L - Copy of Site Visit Indemnity Agreement
Exhibit M - California Sales Tax Exemption
Exhibit N - Specified Contracts Comprising the San Pedro Bay Pipeline Exhibit O - Form of PSA Escrow Agreement
Exhibit P - Form of MMS Escrow Agreement
Exhibit Q - Form of Pipeline Sub-Operating Agreement
Exhibit R  - Form of Sinking Fund Trust Agreement

Schedule 1 - Certain Excluded Items
Schedule 2 - Preferential Rights



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                              AMENDED AND RESTATED
                           PURCHASE AND SALE AGREEMENT

        This Amended and Restated Purchase and Sale Agreement (this "AGREEMENT"), dated as of November 1, 2006 (the "EXECUTION DATE"), is by and between AERA ENERGY LLC, a California limited liability company with an address of P. O. Box 11164, Bakersfield, California 93389-1164 ("AERA"), and PACIFIC ENERGY RESOURCES LTD., a Delaware corporation with an address of 1065 West Pier E Street, Long Beach, California 90802 ("BUYER"). Aera and Buyer are sometimes herein called a "PARTY" and collectively called the "PARTIES."

                                    RECITALS

        A. Buyer desires to purchase the Beta Interests (as defined below) and the Stock (as defined below) from Aera, and Aera desires to sell the Beta Interests and the Stock to Buyer, subject to the terms and conditions of this Agreement.

        B. It is the Parties' intent that, from and after the Closing (as defined below), but effective from and after the Effective Time (as defined below), Buyer shall have responsibility and liability for all matters relating to the SPBP Interests, the Beta Interests and the Stock, including the Related Agreements (as defined below), whether related to events occurring before or after the Closing, except to the limited extent expressly provided in this Agreement.

        C. Aera and Buyer are parties to that certain Purchase and Sale Agreement dated as of June 29, 2006 (the "ORIGINAL PSA") pertaining to the proposed sale of the Beta Interests and the Stock.

        D. Aera and Buyer desire to amend and restate the Original PSA.

                                    AGREEMENT

        In consideration of their mutual promises under this Agreement, the benefits to be derived by each Party, and other good and valuable consideration, the Parties agree as follows:

                             ARTICLE 1. DEFINITIONS
        The following terms, when used in this Agreement, have the following definitions:

        1.01. ABANDONMENT OBLIGATIONS. Defined in SECTION 11.09(A).

        1.02. ADDITIONAL UNIT AREA. The area covered by federal oil and gas lease bearing serial No. OCS P-0296, on which area is located Platform Edith. Pursuant to certain agreements, the Additional Unit Area is included within the Beta Unit, but is not governed by the Unit Operating Agreement (defined below). Unless expressly provided


                                       1

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in a particular provision, this Agreement does not cover or pertain to assets or operations in the Additional Unit Area.

         1.03. AERA BOND. Defined in SECTION 11.09(b).

         1.04. AERA SERVICES. Defined in SECTION 15.01(a).

         1.05. AFFECTED EMPLOYEES. Defined in SECTION 15.01(a).

         1.06. AFFILIATES. A Party's "Parent Companies" and "Affiliated Companies." "Parent Companies," "Affiliated Companies," and "Controlling Interest" shall have the following meanings:

        (a) A Party's "PARENT COMPANIES" shall mean any and all entities having a "Controlling Interest" in such Party;

        (b) A Party's "AFFILIATED COMPANIES" shall mean any and all entities in which the Party or the Parent Companies of such Party have a direct or indirect "Controlling Interest"; and

        (c) "CONTROLLING INTEREST" shall mean: (1) a legal or beneficial ownership of forty percent (40%) or more of the voting stock or other voting rights in an entity; or (2) a member company of a limited liability company.

        1.07. AGREEMENT. Defined in the preamble, as more particularly described in SECTION 23.20(c).

        1.08. APPLICABLE LAWS. Any and all federal, state, Indian, county, municipal or other federal, state or local laws, ordinances, regulations, rules, permits, or other regulatory requirements and any administrative, executive or judicial or court orders or judgments, as well as the common law, in each case which are applicable to either of the Parties, the Beta Interests, the SPBP Interests or the Stock.

        1.09. ASSIGNMENT AND BILL OF SALE. An instrument substantially in the form of EXHIBIT C.

        1.10. ASSOCIATED PARTIES. As to each Party, its successors, assigns, members, directors, officers, employees, agents, contractors, subcontractors and Affiliates.

        1.11. ASSUMED SHARE. Defined in SECTION 11.09(B).

        1.12. BETA INTEREST or BETA INTERESTS. All of Aera's right, title and interest in the Beta Unit, including all of Aera's right, title and interest in and to the following:

        (a)     the OCS Leases and the land described on EXHIBIT A;

        (b)     the Beta Tangible Assets, including those described on EXHIBIT
                A; and

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        (c)     the division orders; unit agreements; operating agreements; and
                any other Contracts relating to, arising out of, in connection with, or attributable to production from the Beta Unit, the OCS Leases and the Beta Tangible Assets, including but not limited to those Contracts set forth on EXHIBIT B.

         The Beta Interests shall explicitly exclude the Excluded Items, which are not being transferred hereunder.

         1.13. BETA INTERESTS PURCHASE PRICE. The amount set forth in SECTION 3.01(A).

         1.14. BETA ONSHORE PUMP STATION. The pumping station and related facilities located in Long Beach, California, where the San Pedro Bay Pipeline connects to other onshore pipelines, as depicted on EXHIBIT G.

         1.15. BETA TANGIBLE ASSETS. Platform Eureka, Platform Elly, Platform Ellen and all Wells, facilities, machinery, fixtures, pipelines, flowlines, lease term lines, transmission lines and other miscellaneous equipment located on and used solely in connection with the use or operation of the OCS Leases and with any of such platforms.

         1.16. BETA UNIT COPAS. The Accounting Procedure -- Joint Operations attached as Exhibit C to the Unit Operating Agreement, governing certain accounting matters relating to operations under the Unit Operating Agreement.

         1.17. BETA UNIT. The oil and gas production unit created by the Unit Agreement; PROVIDED, HOWEVER, the term "Beta Unit" shall exclude the Oil and Gas Rights associated with Platform Edith and the Additional Unit Area.

         1.18. BUSINESS DAY. Any day that the headquarters offices of Aera, in Bakersfield, California, are scheduled to be and are open for business.

         1.19. CASH MANAGEMENT AGREEMENT. That certain Cash Management Agreement dated as of June 1, 1997, by and between SPBPC and Aera Energy LLC, as amended.

         1.20. CASUALTY LOSS. Any loss, damage or reduction in value of the Beta Tangible Assets or the SPBP Tangible Assets, as the case may be, that occurs during the period between the Execution Date and the Closing as a result of acts of God, fire, explosion, terrorism, earthquake, windstorm, storm or flood, but excluding any loss, damage or reduction in value as a result of depreciation, ordinary wear and tear and any change in condition of the Beta Tangible Assets or the SPBP Tangible Assets, as the case may be, for production of Oil and Gas through normal depletion (including the watering out of any well or sand infiltration of any well).

         1.21. CLAIM OR CLAIMS. Collectively, any and all written or oral claims, demands, suits, causes of action, losses, damages, liabilities, fines, penalties and costs (including attorneys' fees and costs of litigation) asserted or, as applicable, filed by any Person; a

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Person holding rights under any Related Agreement; an Associated Party of Buyer or Aera; or any third Person.

         1.22. CLOSING. Defined in SECTION 9.01.

         1.23. CLOSING DATE. The date on which the Closing occurs.

         1.24. CONDITION. Defined in SECTION 19.02(a).

         1.25. CONFIDENTIALITY AGREEMENT. That certain Confidentiality Agreement between Buyer and Aera, dated as of November 2, 2004, as amended pursuant to that certain Amended and Restated Confidentiality Agreement dated as June 29, 2006.

         1.26. CONSENTS. Any approval, consent, ratification, waiver or other authorization from any Person (including any of the foregoing issued, granted, granted, given or otherwise made available by or under the authority of any Governmental Entity or pursuant to any Applicable Laws).

         1.27. CONTRACTS. Contracts, agreements, understandings, indentures, guarantees, notes, bonds, leases, subleases, deeds of trust, conditional sales contracts, mortgages, franchises or licenses.

         1.28. CSLC. The California State Lands Commission and any successor Governmental Entity.

         1.29. CSLC APPROVAL. The approval of the CSLC to (1) the assignment, in the CSLC's records, of the State Pipeline ROW to SPBPC; (2) the amendment of the State Pipeline ROW and (3) the approval of the sale of the Stock to Buyer, in each case to the extent requested and lawfully required by the CSLC.

         1.30. DISPUTED CLAIM. Defined in SECTION 18.06(b).

         1.31. DOT. The U.S. Department of Transportation and any successor Governmental Entity.

         1.32. EFFECTIVE TIME. 7:00 a.m. Pacific Time, on November 1, 2006.

         1.33. ENVIRONMENTAL ASSESSMENT AGREEMENT. An Environmental Assessment and Testing, Confidentiality, Release and Indemnification Agreement, substantially in the form of EXHIBIT F.

         1.34. ENVIRONMENTAL LAWS. Any and all Applicable Laws, including those previously enacted and currently in effect or enacted after the Execution Date, relating to protection of public health, welfare and the environment, including those Applicable Laws relating to storage, handling and use of chemicals and other hazardous materials; those relating to the generation, processing, treatment, storage, transport, disposal, cleanup, remediation or other management of waste materials or hazardous


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substances of any kind; and those relating to the protection of environmentally sensitive or protected areas. "Environmental Laws" expressly includes the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, the Clean Water Act, the Safe Drinking Water Act, the Hazardous Materials Transportation Act, the Toxic Substance Control Act and the Clean Air Act, as each is amended from time to time.

         1.35. ESCROW AGREEMENT. That certain PSA Escrow Agreement by and among the Escrow Agent, Buyer, Aera, SWEPI, J. Aron and Silver Point substantially in the form of EXHIBIT 0 hereto.

         1.36. ESCROW AGENT. U.S. Bank National Association, as Escrow Agent under the Escrow Agreement, and any successor escrow agent thereunder.

         1.37. ESCROW OPENING. Defined in SECTION 7.01.

         1.38. ESCROW OPENING DATE. The date that the Escrow Opening occurs.

         1.39. EXCLUDED ITEMS. The (i) reservations, exceptions and exclusions, if any, listed on EXHIBITS A and B hereto, (ii) the items listed in SCHEDULE 1 hereto, and (iii) the following:

         (a) pipelines, fixtures, equipment, interests in land or any other property owned by third Persons such as lessors, contractors, purchasers or transporters of Oil or Gas, including any of Aera's Affiliates (other than SPBPC);

         (b) Aera's geological or geophysical data containing information not related to the Beta Unit and the San Pedro Bay Pipeline;

         (c) (i) cash located on or at the Properties, (ii) deposits with Government Entities, contractors and vendors, and (iii) other cash equivalents, in either case to the extent that such cash was generated from transactions occurring prior to the Effective Time or such deposit was made prior to the Effective Time;

         (d) computer equipment (including Rosemont transmitters), telecommunications equipment, vehicles, boats, tools, pulling machines and other equipment and material temporarily located on any Property or expressly excluded from the sale; PROVIDED, HOWEVER, that Excluded Items shall not include computer or telecommunication equipment required for safety or production equipment, except as otherwise provided;

         (e) items used, consumed or disposed of in the ordinary course of business prior to the Closing;

         (f) surety bonds, plugging bonds, abandonment bonds, and other bonds posted at the request of Aera or SPBPC, and security deposits and other security furnished by Aera or SPBPC or its or their predecessors in interest;

         (g) rights under insurance policies held by Aera or any of its Affiliates (other than SPBPC) covering any of the Properties or Aera's interests in SPBPC;

         (h) items excluded in information or correspondence provided to Buyer before the Execution Date;

         (i) Platform Edith, and the Oil and Gas Rights associated with Platform Edith (including Federal lease bearing serial No. OCSP-0296) and the Additional Unit Area;

         (j) personal property, fixtures, equipment, pipelines, facilities and buildings located on the Property but currently in use in connection with the ownership or operation of other property not included in the Beta Interests or the SPBP Interests;

         (k) records that are subject to attorney-client privilege, work product immunity or other privileges against disclosure enjoyed by Aera or any of its Associated Parties;

         (l)      all Oil sales agreements between Aera and any other Person;

         (m) all rights of Aera to emission reduction credits used in connection with the operation of the Beta Tangible Assets or the SPBP Tangible Assets;

         (n) interest or interests as herein defined owned by any Person other than Aera;

         (o) all of Aera's Contracts with suppliers or vendors of services and/or materials related to any of the Beta Unit, Beta Interests, the SPBP Interests or the SPBPC, including but not limited to those Contracts set forth on Schedule 1; and

         (p)      all Contracts between Aera and SPBPC.

         1.40. EXECUTION DATE. Defined in the preamble.

         1.41. EXERCISING PRP HOLDER. Defined in SECTION 6.01(b).

         1.42. FERC. Federal Energy Regulatory Commission, and any successor Governmental Entity.

         1.43. FINAL SETTLEMENT STATEMENT. Defined in SECTION 11.11.

         1.44. GAAP. Generally accepted accounting principles in the United States of America, as in effect from time to time.

         1.45. Gas. Natural gas, including casinghead gas and gas-well gas and other hydrocarbon gases.

         1.46. GOVERNMENTAL BOND. Defined in SECTION 11.09(c).

         1.47. GOVERNMENTAL ENTITY. Any federal, state, Indian, county, municipal or other federal, state or local Governmental Entity or judicial or regulatory agency, board, body, department, bureau, commission, instrumentality, court, tribunal or quasi-Governmental Entity in any jurisdiction (domestic or foreign) having jurisdiction over either Party or any affected asset, or over any of the transactions contemplated by this Agreement.

         1.48. HAZARDS ACT. Defined in SECTION 4.11.

         1.49. HIRING PERIOD. Defined in SECTION 15.01(a).

         1.50. INVENTORY CLOSING AMOUNT. Defined in SECTION 13.01(b).

         1.51. J. ARON. J. Aron & Company.

         1.52. LACT UNIT. The lease automated custody transfer unit at the Beta Onshore Pump Station.

         1.53. LIABILITY OR LIABILITIES. Collectively, all damages (including consequential and punitive damages), including damages for personal injury, death or damage to personal or real property (both surface and subsurface) and costs for remediation, restoration or clean up of contamination, whether the injury, death or damage occurred or occurs on or off any of the Property by migration, disposal or otherwise; losses; fines; penalties, expenses; costs to remove or modify facilities on or under any of the Properties; costs to recondition or repair the Beta Tangible Assets or the SPBP Tangible Assets; all Abandonment Liabilities, including plugging liabilities for all Wells, platforms (including Platform Eureka, Platform Elly and Platform Ellen), pipelines (including the SPBP Tangible Assets) and other facilities; attorneys' fees; court and other costs incurred in defending a Claim; liens; and judgments; in each instance, whether these damages and other costs are foreseeable or unforeseeable.

         1.54. MATERIAL AMOUNT. An amount, as of the date of estimation or determination, equal to $200,000.00 or more.

         1.55. MMS. The Minerals Management Service, Pacific OCS Region, of the U.S. Department of the Interior, and any successor Governmental Entity.

         1.56. MMS APPROVAL. Both of the following: (a) final, unconditional approval by the MMS of the assignment of Aera's record title interests in the OCS Leases to Buyer, and (b) final, unconditional approval by the MMS of Buyer (or another Person) as

Aera's successor as Unit Operator; PROVIDED, that Aera may, in its sole discretion, deem the MMS Approval to have been received if all conditions to the MMS Approval have been fully satisfied other than the delivery to the MMS of the Governmental Bond and the other Required Bonds required by Applicable Law to be delivered to the MMS.

         1.57. MMS ESCROW AGREEMENT. That certain Trust Agreement - Supplemental Bond for Decommissioning Liabilities dated as of ____________, 200_, by and among U.S. Bank National Association, as trustee, Buyer and the MMS pertaining to the receipt by the MMS of the Governmental Bond and the arrangements for the maintenance thereof by the MMS, substantially in the form of EXHIBIT P.

         1.58. NATURAL HAZARD EXPERT. Defined in SECTION 4.11.

         1.59. NOBLE. Noble Energy, Inc., in its capacity as one of the Working Interest Owners in the Beta Unit pursuant to the Unit Operating Agreement, and as an owner of an undivided beneficial interest in the San Pedro Bay Pipeline and some or all of the other SPBP Tangible Assets, together with its successors and assigns.

         1.60. NORM. Naturally occurring radioactive material.

         1.61. OCCURRENCE. Defined in SECTION 19.03(g).

         1.62. Oil. Crude oil, distillate, drip gasoline, condensate and other liquid hydrocarbons.

         1.63. OIL AND GAS RIGHTS. Defined in the Unit Operating Agreement.

         1.64. OCS LEASES. Federal oil and gas leases bearing serial Nos. OCS-P 0300, OCS-P 0301 and OCS-P 0306, affecting lands located in federal waters offshore California.

         1.65. ORGANIZATIONAL DOCUMENTS. With respect to any Person, its certificate of incorporation, formation or organization (or comparable) document, its by-laws, partnership agreement or any certificate of formation, limited liability company agreement or operating agreement, or any other similar organizational instrument or document governing such Person or applicable to ownership.

         1.66. OPERATOR. The Person recognized as operator of any portion of the Beta Tangible Assets or the SPBP Tangible Assets by the applicable Governmental Entities.

         1.67. OTHER WI OWNERS. Noble and SWEPI.

         1.68. PAYOUT. The initial point in time at which cumulative Oil production from Wells drilled from Platform Eureka, measured from and after the Effective Time and calculated pursuant to SECTION 13.04, equals 200,000 barrels.

         1.69. PERSON. Any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, estate, unincorporated organization, Governmental Entity or other entity.

         1.70. PIPELINE OPERATING AGREEMENT. Pipeline Operating Agreement dated March 1, 1993, by and between SPBPC and Shell Western E&P Inc. (Aera file PL70215), as amended from time to time prior to the Closing.

         1.71. PIPELINE SUB-OPERATING AGREEMENT. Defined in SECTION 7.02(g).

         1.72. PLATFORM EDITH. That certain offshore oil and gas platform located in the Beta Unit on Federal Lease bearing serial No. OCS P-0296, offshore California.

         1.73. PLATFORM ELLEN. That certain offshore oil and gas platform located in the Beta Unit on Federal Lease bearing serial No. OCS P-0300, offshore California.

         1.74. PLATFORM ELLY. That certain offshore oil and gas platform located in the Beta Unit on Federal Lease bearing serial No. OCS P-0300, offshore California.

         1.75. PLATFORM EUREKA. That certain offshore oil and gas platform located in the Beta Unit on Federal Lease bearing serial No. OCS P-0301, offshore California.

         1.76. PRE-ACQUISITION ENVIRONMENTAL ASSESSMENT. Defined in SECTION
4.10.

         1.77. PROPERTY OR PROPERTIES. The real property in which and on which the Beta Tangible Assets and the SPBP Tangible Assets exist or are located, whether in whole or in part; the real property covered by the OCS Leases; and any real property owned or leased by SPBPC or in which SPBPC has an interest of any kind.

         1.78. PROSPECTIVE EMPLOYEES. Defined in SECTION 15.01(a).

         1.79. PRP HOLDER. Defined in SECTION 6.01(a).

         1.80. PURCHASE PRICE. Defined in SECTION 3.01(b).

         1.81. REAL PROPERTY TAXES. Defined in SECTION 12.01.

         1.82. RELATED AGREEMENTS. Defined in SECTION 6.02(a).

         1.83. REMAINING EMPLOYEES. Defined in SECTION 15.01(a).

         1.84. REQUIRED BONDS. All bonds or other forms of financial security (including accounts such as lease-specific abandonment accounts) required by:

         (a) the MMS in connection with Buyer's designation as an offshore operator (specifically, those required for the Operator of the Beta Unit), an offshore working interest owner and Buyer's ownership and operation of the San Pedro Bay Pipeline and other SPBP Tangible Assets, including (i) any

                  Governmental Bond; (ii) lease specific development bonds for each of the OCS Leases in the amount of Five Hundred Thousand Dollars ($500,000) for purposes of Buyer's designation as an offshore operator; and (iii) a right-of-way bond for purposes of owning and operating the San Pedro Bay Pipeline, in the amount of Three Hundred Thousand Dollars ($300,000); and

         (b) any other Governmental Entity in respect of the designation of Buyer as Operator of the Beta Unit or the San Pedro Bay Pipeline or other SPBP Tangible Assets.

         1.85. RESERVED PRODUCTION PAYMENT. Defined in SECTION 13.04.

         1.86. SAN PEDRO BAY PIPELINE. That certain sixteen-inch (16") oil pipeline from Platform Elly to the Beta Onshore Pump Station.

         1.87. SECOND UNIT OPERATING AGREEMENT. That certain Unit Operating Agreement, Beta Unit, San Pedro Bay Area, Outer Continental Shelf, Offshore California, dated as of August 1, 1982, as amended.

         1.88. SECURITIES ACT. The Securities Act of 1933, as amended, or any successor law thereto, as well as all regulations and rules issued pursuant to that act or any such successor law thereto.

         1.89. SECURITY AMOUNT. Defined in SECTION 11.09(b).

         1.90. SILVER POINT. Silver Point [Capital, L.P.] / [Finance LLC.](1)

         1.91. SINKING FUND TRUST AGREEMENT. Defined in SECTION 7.02(o).

         1.92. SITE VISIT INDEMNITY AGREEMENT. That certain Agreement for Indemnification and Responsibility for Damages to the Subject Properties in Connection with Site Visit and Investigation, dated as of February 17, 2005, between Aera and Buyer, as amended and supplemented, a copy of which is attached as EXHIBIT L.

         1.93. SPBP INTERESTS. All of SPBPC's right, title and interest in the following:

         (a)      the SPBP Tangible Assets, and

         (b) all Contracts relating to, arising out of or in connection with the San Pedro Bay Pipeline, including those Contracts set forth on EXHIBIT N;

PROVIDED, HOWEVER, that the SPBP Interests specifically do not include (i) any agreement that requires consent to a sale of the Stock by a Person and which
_____________

(1) Tony to advise as to correct name.

consent has not been obtained on or before the Closing Date; (ii) any agreement by and between SPBPC and Aera or any other Affiliate of Aera (excluding SPBPC);
(iii) that certain Right of Entry Agreement by and between the City of Long Beach and Aera, effective January 4, 2005, as amended, HD-6377; (iv) Pipeline Operating Agreement; and (v) the Cash Management Agreement.

         1.94. SPBP TANGIBLE ASSETS. The San Pedro Bay Pipeline and all facilities, machinery, fixtures and other miscellaneous equipment associated with and used solely in connection with the San Pedro Bay Pipeline, consisting of approximately 91,161 feet of the 16" crude pipeline beginning at the inlet to the 20" O.D. sphere launcher on Platform Elly and terminating with approximately 2,754 feet of 10" crude pipeline from the Beta Onshore Pump Station to the THUMS terminal downstream of the LACT Unit.

         1.95. SPBP TURNOVER DATE. Defined in SECTION 14.01(b).

         1.96. SPBPC, San Pedro Bay Pipeline Company, a California corporation.

         1.97. STANDARD & POORS. Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

         1.98. STATE PIPELINE ROW. Agreement No. PRC 5636.1 (General Lease RightOf-Way-Use), with term beginning May 1, 1979, for San Pedro Bay Pipeline issued by the CSLC, as amended.

         1.99. STOCK. All of the issued and outstanding capital stock of SPBPC.

         1.100. STOCK PURCHASE PRICE. Defined in SECTION 3.01(b).

         1.101. STRICT LIABILITY. Includes strict statutory liability and strict products liability.

         1.102. SWEPI. SWEPI LP, a Delaware limited partnership, in its capacity as one of the Working Interest Owners in the Beta Unit pursuant to the Unit Operating Agreement, and as an owner of an undivided beneficial interest in the San Pedro Bay Pipeline and some or all of the other SPBP Tangible Assets, together with its successors and assigns.

         1.103. TITLE DEFECT. Defined in SECTION 5.01.

         1.104. TRANSACTION DOCUMENTS. Defined in SECTION 23.01.

         1.105. TURNOVER DATE. Defined in SECTION 14.01(a).

         1.106. UNIT AGREEMENT. That certain Unit Agreement for Exploration, Development, and Production Operations on the Beta Unit, San Pedro Bay Area, Outer Continental Shelf, Offshore California dated to be effective as of April 15, 1983, as amended.

         1.107. UNIT OPERATING AGREEMENT. That certain Unit Operating Agreement, Beta Unit, San Pedro Bay Area, Outer Continental Shelf, Offshore California, dated as of October 1, 1978, as amended.

         1.108. UNIT OPERATOR. Defined in SECTION 14.01(a).

         1.109. WARN ACT. Defined in ARTICLE 15.02.

         1.110. WELL OR WELLS. All well bores, both abandoned and unabandoned, including Oil wells, Gas wells, injection wells, disposal wells and water wells, including wells drilled after the Execution Date.

         1.111. WORKING INTEREST OWNERS. Owners of "Working Interests" (as defined in the Unit Agreement) in the Beta Unit and has the same meaning as the term "Working Interest Owners" (as used in the Unit Operating Agreement).


                          ARTICLE 2. PURCHASE AND SALE

         2.01. INTERESTS AND STOCK. Aera agrees to sell the Beta Interests and the Stock to Buyer, and Buyer agrees to buy the Beta Interests and the Stock from Aera, for the consideration recited in and subject to the terms of this Agreement.

         2.02. ASSUMPTION. From and after the Closing, but effective as of the Effective Time, Buyer shall assume and be responsible for all Liabilities associated with the Beta Interests and the Stock, including the Related Agreements (as defined in SECTION 6.02(a)), and SPBPC will be responsible for all Liabilities associated with the undivided interests of SPBPC in the SPBP Tangible Assets, among other things, in each case, regardless of when or how such Liabilities arose or accrued, or whether such Liabilities are foreseeable or unforeseeable, all on the terms more specifically provided in this Agreement.


                            ARTICLE 3. PURCHASE PRICE

         3.01. PURCHASE PRICE.

         (a) BETA INTERESTS PURCHASE PRICE. As consideration for the Beta Interests, Buyer shall pay to the Escrow Agent at the Escrow Opening, and shall cause the Escrow Agent to pay to Aera at the Closing, an amount equal to One and No Hundredths Dollar ($1.00) (the "BETA INTERESTS PURCHASE PRICE").

         (b) STOCK PURCHASE PRICE. As consideration for the Stock, at the Closing, Aera shall reserve the Reserved Production Payment, pursuant to which Buyer shall pay to Aera an amount equal to Five Million and No Hundredths Dollars ($5,000,000.00) (the "STOCK PURCHASE PRICE," and together with the Beta Interests Purchase Price, the "PURCHASE PRICE") after Payout. Computation of the Reserved Production Payment and the

                  Stock Purchase Price shall be governed by the provisions of
                  SECTION 13.04 and the Assignment and Bill of Sale.

         3.02. NO ADJUSTMENTS TO PURCHASE PRICE. Notwithstanding any other provision of this Agreement to the contrary, Buyer and Aera agree that there shall be no adjustments to the Purchase Price of any kind, of any amount, for any reason.


                            ARTICLE 4. BUYER'S REVIEW

         4.01. BUYER'S REVIEW BEFORE THE EXECUTION DATE.

         (a) Prior to the Execution Date, Aera has made available to Buyer certain data relating to the SPBP Interests, the Beta Interests, the Stock and the Property for Buyer's review. Buyer acknowledges that it has thoroughly reviewed all of this material before Buyer submitted its offer to purchase the Beta Interests and the Stock and executed this Agreement. Buyer shall notify Aera in writing if it wishes to review files or data in addition to those previously provided, but Aera's obligation to provide additional files or data shall be limited to files and data that are reasonably available to it. AERA HAS NO OBLIGATION TO PROVIDE ACCESS TO, AND BUYER WAIVES ALL CLAIMS TO INSPECT, AERA'S INTERPRETIVE, PREDICTIVE, CONFIDENTIAL, PRIVATE, PROPRIETARY OR PRIVILEGED INFORMATION (INCLUDING PERSONNEL RECORDS), OR INFORMATION THE DISSEMINATION OF WHICH IS RESTRICTED BY APPLICABLE LAW OR CONTRACTS BETWEEN AERA AND THIRD PERSONS. Aera has no obligation to provide any documents or any other information to Buyer that is available to the general public, whether in the public records or from a Governmental Entity on request.

         (b) By entering into this Agreement, Buyer acknowledges and represents that it has reviewed and inspected the SPBP Interests (including the SPBP Tangible Assets), the Beta Interests (including the Beta Tangible Assets), the Stock and the Property, in each case to its satisfaction to enable it to submit its offer to purchase the Beta Interests and the Stock and to execute this Agreement, and that it is not entitled to a reduction in the Purchase Price, indemnification or any other recourse of any kind whatsoever against Aera in the event that Title Defects arise after the Execution Date. Buyer has undertaken all appropriate inquiry to its satisfaction, and has made an informed decision to acquire the Stock and the Beta Interests on the basis of its own investigations and without reliance on statements or investigations by any other Person, including Aera and its Associated Parties.

         4.02. ACCESS TO ASSETS AND PROPERTIES.

         (a) Buyer acknowledges that it has had the opportunity to inspect and inventory the Beta Tangible Assets, the SPBP Tangible Assets and the Property before the Execution Date. On Buyer's request, Aera will provide additional access to the Beta Tangible Assets, and will cause SPBPC to provide access to the SPBP Tangible Assets and the Property, at any reasonable time before the Escrow Opening on and subject to the terms of the Site Visit Indemnity Agreement.

         (b) All visits to the premises and facilities by Buyer and on Buyer's behalf will be scheduled by mutual consent of the Parties, subject to Buyer's providing Aera at least five (5) Business Days' written notice of the locations that it wishes to visit and the proposed times. Aera may accompany Buyer and its Associated Parties during their site visits. Entry onto the Beta Tangible Assets, the SPBP Tangible Assets and the Property will be subject to third-party restrictions, if any, and to Aera's safety, industrial hygiene and drug and alcohol requirements, and at Buyer's sole risk and expense.

         4.03. ENVIRONMENTAL ASSESSMENT. Prior to the Execution Date, Buyer and its Associated Parties were offered the opportunity to inspect the premises and conduct an environmental assessment of the Beta Tangible Assets, the SPBP Tangible Assets and the Property, including investigations to identify wetlands and sensitive and protected habitats, PROVIDED that Buyer shall have executed and delivered to Aera an Environmental Assessment Agreement before performing any assessment. Buyer made some inspections of the Beta Tangible Assets and the SPBP Tangible Assets and the Property, but elected to not conduct an additional environmental assessment.

         4.04. BETA TANGIBLE ASSETS; CASUALTY LOSS.

         (a) Buyer acknowledges that (i) prior to the Execution Date, it has had the opportunity to inspect and inventory the condition of the Beta Tangible Assets and is satisfied with them and
                  (ii) there will be no adjustment of the Purchase Price on the basis of the condition of the Beta Tangible Assets. Buyer acknowledges that certain of the Beta Tangible Assets observed during Buyer's inspections may be used or replaced before the Closing as a result of normal and customary operations.

         (b) Through and until the Closing, Aera shall notify Buyer of each instance of Casualty Loss to the Beta Tangible Assets or any part thereof occurring from and after the Execution Date, to the extent known to Aera and to the extent the estimated amount of such Casualty Amount is a Material Amount.

         (c) If, after the Execution Date but prior to the Closing Date, any portion of the Beta Tangible Assets suffers a Casualty Loss, then Buyer shall nevertheless be required to Close.

         4.05. SPBP TANGIBLE ASSETS; CASUALTY LOSS.

         (a) Buyer acknowledges that (i) prior to the Execution Date, it has had the opportunity to inspect and inventory the condition of the SPBP Tangible Assets and is satisfied with their condition and (ii) that there will be no adjustment of the Purchase Price on the basis of the condition of the SPBP Tangible Assets.

         (b) Through and until the Closing, Aera shall notify Buyer of each instance of Casualty Loss to the SPBP Tangible Assets or any part thereof occurring from and after the Execution Date, to the extent known to Aera and to the extent the estimated amount of such Casualty Amount is a Material Amount.

         (c) If, after the Execution Date but prior to the Closing Date, any portion of the SPBP Tangible Assets suffers a Casualty Loss, then Buyer shall nevertheless be required to consummate the Closing.

         (d) The Parties acknowledge that the MMS and other Governmental Entities have ordered an inspection, including inspections utilizing a "smart pig," of the San Pedro Bay Pipeline, that such inspections may not be concluded until after the Closing, and that Buyer's use of the SPBP Tangible Assets after the Closing will or may be contingent on an acceptable outcome of such inspections. Buyer acknowledges and agrees that Aera shall not have any obligation to conduct such inspection, before or after the Closing, and that Buyer has no right to object to the condition of the SPBP Tangible Assets or refuse to close the transactions contemplated by this Agreement based on the condition of the SPBP Tangible Assets or any determination by the MMS and such other Governmental Entities with respect thereto. Buyer understands that certain of the SPBP Tangible Assets observed during Buyer's inspections may be used or replaced before the Closing as a result of normal and customary operations.

         4.06. NO REPRESENTATION OR WARRANTY OF ACCURACY; DISCLAIMER.

         (a) Aera makes no representation or warranty whatsoever (express, statutory or implied) and expressly disclaims all representations and warranties, as to the accuracy or completeness of the files or any other information that it has provided to Buyer or may provide to Buyer or that have been provided or may be provided by other Persons. Conveyance of the Beta Interests (including the Beta Tangible Assets), the SPBP Interests (including the SPBP Tangible Assets), the Stock and the Property shall be without representation or warranty whatsoever (express, statutory or implied) as to title, description, physical condition of the Beta Interests (including the Beta Tangible Assets), the SPBP Interests (including the SPBP Tangible Assets), the Stock or the Property (including the environmental condition of the Property), quality, value, fitness for purpose, merchantability or otherwise. Buyer shall satisfy itself, prior to the Escrow Opening, and at Escrow Opening will be deemed to have satisfied itself entirely as to the type, condition, quality and extent of the property and property interests that comprise the Beta Interests (including the Beta Tangible Assets, the Stock and the interests owned by SPBPC in the SPBP Tangible Assets and any other property or assets being sold and conveyed to Buyer pursuant to this Agreement.

         (b) BUYER ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, AERA HAS NOT MADE, AND WILL NOT MAKE, ANY REPRESENTATION OR WARRANTY WHATSOEVER (EXPRESS, IMPLIED OR STATUTORY) IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY IT, INCLUDING THE ACCURACY OR COMPLETENESS OF DATA, INFORMATION OR MATERIALS FURNISHED AT ANY TIME TO BUYER OR ANY OF ITS ASSOCIATED PERSONS IN CONNECTION WITH THE SPBP INTERESTS (INCLUDING THE SPBP TANGIBLE ASSETS), THE STOCK, SPBPC, THE BETA INTERESTS (INCLUDING THE BETA TANGIBLE ASSETS) OR THE PROPERTY, OR THE QUALITY OR QUANTITY OF HYDROCARBON RESERVES (IF ANY) ATTRIBUTABLE TO THE BETA INTERESTS, OR THE ABILITY OF THE BETA INTERESTS TO PRODUCE HYDROCARBONS. NONE OF AERA'S ASSOCIATED PARTIES IS AUTHORIZED TO MAKE ANY WARRANTY OR REPRESENTATION ON AERA'S BEHALF. ALL DATA, INFORMATION AND OTHER MATERIALS FURNISHED BY AERA ARE PROVIDED TO BUYER AS A CONVENIENCE ONLY, AND RELIANCE ON OR USE OF THEM IS AT BUYER'S SOLE RISK.

         4.07. ACKNOWLEDGMENTS OF BUYER AT ESCROW OPENING AND THE CLOSING. By proceeding with the transactions contemplated in this Agreement, Buyer shall be deemed to have acknowledged and admitted, and, at both the Escrow Opening and the Closing, shall acknowledge and admit, that:

         (a) Buyer has been given full opportunity to adequately inspect the San Pedro Bay Pipeline and the other SPBP Tangible Assets, the Beta Tangible Assets and the Property prior to Escrow Opening;

         (b) Buyer is aware that the SPBP Tangible Assets, the Beta Tangible Assets and the Property have been used for the exploration, development, production, treating and transporting of Oil and Gas, and that physical changes to the environment may have occurred or will occur as a result of such use and that Aera has disclosed, and Buyer is further aware, that there exists the possibility that there could have occurred or will occur from such use one or more releases of hazardous substances or releases of chemical substances into, or other pollution or contamination of or into, the ambient air, seawater, surface water, groundwater, soil, seabed or subsurface strata of any real property included in the Property and of contiguous or a series of contiguous, real properties not a part of the Property;

         (c) Buyer has entered into this Agreement based solely on its own investigation of the physical condition of the SPBP Tangible Assets, the Beta Tangible Assets and the Property (including the environmental condition of the Property and the surrounding environment);

         (d) Buyer acknowledges that at the Closing it will acquire the Stock, the SPBP Tangible Assets, the Beta Tangible Assets and the Property and the land related thereto based solely on its own investigation of the physical condition thereof and assumes the risk that adverse conditions outside the scope of Aera's representations and warranties set forth in SECTION
                  21.01 may not be revealed by Buyer's own investigation. Buyer, with full knowledge of the foregoing and after conducting the above-described investigation and evaluation, IS ACQUIRING THE BETA TANGIBLE ASSETS, THE STOCK (AND THUS AN INDIRECT INTEREST IN THE SPBP TANGIBLE ASSETS) AND THE PROPERTY, ON AN "AS IS, WHERE IS, WITH ALL FAULTS" BASIS, and, Buyer, by acquiring the Stock, the Beta Tangible Assets, the SPBP Tangible Assets and the Property on an as is, where is, with all faults" basis, waives any other rights of indemnification, contribution or recourse it may have against or from Aera or any of its Associated Parties with respect to the condition of the Stock, the Beta Tangible Assets, interests in the SPBP Tangible Assets and the Property, including the environmental condition of the Property and the surrounding environment and any and all damage to natural resources related to the use or ownership of the Property; and the surrounding environment;

         (e) In connection with the waivers, releases and limitations of liability set forth in this Agreement (including in ARTICLE 18 hereof), each of the Parties expressly waives any rights under section 1542 of the California Civil Code, which provides:

                           "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release which if known by him must have materially affected his settlement with the debtor."

                  Each Party has been advised by its legal counsel as to the significance of this waiver of Section 1542 relating to unknown, unsuspected and concealed Claims, and each Party acknowledges that it fully understands and agrees to such waiver.

         (f) Without limiting CLAUSES (d) and (e) above, Buyer expressly acknowledges the following specific disclaimers:

                  (i) Buyer has made its own estimates of prospective data such as future Oil and Gas production rates, value of exploration prospects, operating costs and Abandonment Obligations, based on Buyer's own abilities and skills to explore, produce, operate, and abandon the Properties, the Beta Interests and the SPBP Interests and is not relying on Aera's own estimates of such data.

                  (ii) The Properties may contain asbestos, hazardous substances or NORM.

                  (iii) Pursuant to the California Safe Drinking Water and Toxic Enforcement Act of 1986 (Proposition 65), Buyer is on notice that detectable amounts of chemicals known to the State of California to cause cancer, birth defects and other reproductive harm may be found in, on or around the Properties, the Beta Interests and the SPBP Interests.

                  (iv) The Properties, the Beta Interests and the SPBP Interests are or may be deemed to be within a Seismic Hazard Zone as designated under the Seismic Hazards Mapping Act (California Public Resources Code Sections 2690-2699.6).

                  (v) The Properties, the Beta Interests and the SPBP Interests are or may be deemed to be within an Earthquake Fault Zone as designated under the Alquist-Priolo Earthquake Fault Zoning Act (California Public Resources Code Sections 2621-2630) and the construction or development on the Properties of any structure for human occupancy may be subject to the findings of a geologic report prepared by a geologist registered in California. Aera has presented Buyer with full information on whether or not any of the Properties are located in an Earthquake Fault Zone as set forth in EXHIBIT I attached hereto.

                  (vi) Portions of the Properties, the Beta Interests and the SPBP Interests are or may be located in a "Wetland" as defined in the "Federal Manual for Determining Jurisdictional Wetland" or Applicable Laws.

                  (vii) Portions of the Properties, the Beta Interests and the SPBP Interests are or may be located in a "Flood Zone" as defined by the U.S. Federal Emergency Management Administration or other Government Entities.

                  (viii) Aera does not represent or warrant that ownership, use, operation, maintenance, improvement or abandonment of any intellectual property rights included within the Beta Interests or owned or held by SPBPC would not infringe any patent, copyright, trademark or trade secret rights of any Person.

         (g) California Health and Safety Code Section 25359.7 provides that any owner of nonresidential real property who knows, or has reasonable cause to believe, that any release of hazardous substances, as defined under California law, has come to be located on or beneath that real property shall, prior to the sale of that real property by that owner, give written notice of that condition to the buyer of that real property. Buyer acknowledges that it has received written notice from Aera that one or more "hazardous substances," as defined under California law, has come to be located in or on the Properties, the Beta Interests and the SPBP Interests, Buyer further acknowledges that it has received from Aera prior to Escrow Opening a written notice pursuant to Section 25359.7(a) of the California Health and Safety Code. A copy of such written notice is attached hereto as EXHIBIT H; and

         (h) Buyer has had the full opportunity to review and is aware of the matters with respect to the Properties, the Beta Interests and the SPBP Interests as identified in EXHIBIT I attached hereto.

         By initialing where indicated below, the Parties specifically agree to the foregoing acknowledgements, disclaimers and releases in this SECTION 4.07.


         AERA _____________        BUYER ____________
                (Initials)                (Initials)


         4.08. INDEPENDENT EVALUATION. Buyer has made an independent evaluation of the San Pedro Bay Pipeline, the SPBP Interests (including the SPBP Tangible Assets), the Beta Interests (including the Beta Tangible Assets), the Stock and the Property, and acknowledges that Aera has made no statements or representations concerning the present or future value of the anticipated income, costs or profits, if any, to be derived from the Stock, SPBPC, the SPBP Interests (including the SPBP Tangible Assets), the Property or the Beta Interests (including the Beta Tangible Assets), or the quantity and quality of any Oil and Gas or other minerals, if any, that may be produced from the Beta Interests and the Property, and that AERA DOES NOT IMPLIEDLY OR EXPRESSLY

WARRANT ANY DESCRIPTION, TITLE, VALUE, QUALITY OR PHYSICAL CONDITION OF THE SPBP INTERESTS (INCLUDING THE SPBP TANGIBLE ASSETS), THE BETA INTERESTS (INCLUDING THE BETA TANGIBLE ASSETS), THE STOCK OR THE PROPERTY (INCLUDING, WITHOUT LIMITATION, THE ENVIRONMENTAL CONDITION OF THE PROPERTY), MERCHANTABILITY OR FITNESS FOR PURPOSE OF ANY OF THE BETA INTERESTS (INCLUDING THE BETA TANGIBLE ASSETS) OR PROPERTIES, THE SPBP INTERESTS (INCLUDING THE SPBP TANGIBLE ASSETS), OR OTHER PERSONAL PROPERTY OR FIXTURES LOCATED THEREON OR USED IN CONNECTION THEREWITH. Buyer further acknowledges that, in entering into this Agreement, it has relied solely upon its independent examination of the SPBP Interests (including the SPBP Tangible Assets), the Beta Interests (including the Beta Tangible Assets) and the Property and public records relating to the Beta Interests (including the Beta Tangible Assets), the Stock and the Property and its independent estimates, computations, evaluations, reports, and studies based thereon.

         4.09. BUYER'S CONFIDENTIALITY OBLIGATIONS; PRESS RELEASES.

         (a) Buyer will keep confidential all information concerning the SPBP Interests (including the SPBP Tangible Assets), SPBPC and the Beta Interests (including the Beta Tangible Assets), as set forth in the Confidentiality Agreement, the Site Indemnity Agreement and, as applicable, the Environmental Assessment Agreement; PROVIDED, HOWEVER, that Buyer may disclose such information to the extent that it is required to be disclosed to enable Buyer to comply with any Canadian or U.S. federal, state or local law or regulation, any order, writ or injunction issued by a court of law or equity, any requirement of any stock exchange or any requirement of a governmental agency or authority; PROVIDED FURTHER, HOWEVER, that Buyer shall deliver to Aera a copy of every press release or statement it intends to release or make public prior to the Closing (whether or not it includes confidential information) at least twenty-four (24) hours prior to the time that such press release or statement is to be released or made public.

         (b) In the event of termination of this Agreement, Buyer shall promptly, and in any event, within five (5) days of such termination, (i) return to Aera all documentation or other information concerning the SPBP Interests, SPBPC and the Beta Interests or otherwise pursuant to or in connection with this Agreement, that it obtained from Aera or any Associated Party of Aera, (ii) destroy all of its work papers and analyses that incorporate the information, and (iii) be subject to these confidentiality obligations for five (5) years after the Execution Date, all in accordance with the Confidentiality Agreement. However, if the Closing occurs, then Buyer's confidentiality obligations under this SECTION 4.09 will not survive the Closing.

         4.10. BASELINE STUDY. Buyer and Aera hereby agree that, prior to the Execution Date, Buyer was offered an opportunity to conduct a pre-acquisition review environmental assessment report (the "PRE-ACQUISITION ENVIRONMENTAL ASSESSMENT") of the Property. Buyer elected to not conduct a Pre-Acquisition Environmental Assessment. Aera shall have the right, but not the obligation, at any time (before or after the Closing) to conduct its own assessments of the Property.

         4.11. NATURAL HAZARD AREA DISCLOSURES. As used herein, the term "NATURAL HAZARD AREA" shall mean those areas identified as natural hazard areas or natural hazards in the Natural Hazard Disclosure Act, California Government Code Sections 8589.3, 8589.4 and 51183.5, and California Public Resources Code Sections 2621.9, 2694 and 4136, and any successor Applicable Laws (the "HAZARDS ACT"). Buyer and Aera acknowledge that, pursuant to the Hazards Act, Aera is required to disclose if any portion of the Property lies within the following Natural Hazard Areas: (i) a special flood hazard area designated by the Federal Emergency Management Agency (California Civil Code Section 1102.17); (ii) an area of potential flooding (California Government Code Section 8589.4); (iii) a very high fire hazard severity zone (California Government Code Section 51183.5); (iv) a wild land area that may contain substantial forest fire risks and hazards (Public Resources Code Section 4136); (v) an earthquake fault or special studies zone (Public Resources Code Section 2621 et. seq.) or (vi) a seismic hazard zone (Public Resources Code Section 2694). Buyer and Aera acknowledge that they have employed the services of JCP Geologists Inc. ("NATURAL HAZARD EXPERT") to examine the maps and other information specifically made available to the public by Governmental Entities for the purposes of enabling Aera to fulfill its disclosure obligations with respect to the natural hazards referred to in California Civil Code Section 1102.6c(a) and to report the results of its examination to Buyer and Aera in writing. The written report prepared by the Natural Hazard Expert, a copy of which is attached as EXHIBIT I, regarding the results of its examination fully and completely discharges Aera from its disclosure obligations referred to herein, and, for the purposes of this Agreement, the provisions of Civil Code Section 1102.4 regarding the non-liability of Aera for errors and/or omissions not within its personal knowledge shall be deemed to apply and the Natural Hazard Expert shall be deemed to be an expert, dealing with matters within the scope of its expertise with respect to the examination and written report regarding the natural hazards referred to above. Notwithstanding anything to the contrary contained in this Agreement, in no event shall Aera have any responsibility for matters not actually known to Aera or for matters for which Buyer has assumed the risk under any other provision of this Agreement.


                       ARTICLE 5. TITLE AND TITLE DEFECTS

         5.01. TITLE DEFECT. "TITLE DEFECT" means any one of the following, to the extent and only to the extent arising during the period commencing with the Execution Date and ending on the date that is ten (10) days before the Escrow
Opening:

         (a) Aera's title to all or any part of the Beta Interests becomes subject to an outstanding mortgage, deed of trust, lien or other monetary encumbrance or adverse Claim not listed or referenced on EXHIBIT A or EXHIBIT B that would induce a purchaser to suspend payment of proceeds for the Beta Interest or require the furnishing of security or indemnity. Evidence that Aera receives its full share of proceeds from a purchaser or third-party Operator (not under one hundred percent (100%) or other division order requiring Aera to further distribute proceeds to third Persons) for a Beta Interest shall constitute a presumption that no Title Defect exists with respect to the Beta Interest;

         (b) Aera's working interest in the OCS Leases at the Effective Time is reduced to less than the applicable working interest shown on EXHIBIT A;

         (c) Aera's working interest would be reduced if a third Person were to exercise a reversionary, back-in or other similar right affecting Aera's title to the OCS Leases not listed or referenced on EXHIBIT A or B; or

         (d) Aera defaults in any material respect under a material provision of a lease, farmout agreement or other Contract, which default results in loss of title to any part of the Beta Interests;

PROVIDED, HOWEVER, that the term "Title Defect" does not include (i) a lien or encumbrance in the form of a judgment secured by a supersedeas bond or other security approved by the court issuing the order; (ii) the loss of lease acreage between the Execution Date and the Escrow Opening Date, because the term of a lease expires; (iii) any defect, Claim, encumbrance, exception, reservation or other matter in existence as of the Execution Date.

         Buyer shall notify Aera in writing promptly if Buyer determines that Aera's working interest for a Beta Interest is greater than that on EXHIBIT A.

         5.02. CONSEQUENCES OF TITLE DEFECT. If Buyer gives Aera notice of a Title Defect at any time that is at least ten (10) days before the Escrow Opening, then within seven (7) days after receipt of Buyer's notice Aera shall elect, in its sole discretion:

         (a)      to remove the affected Interest from this Agreement;

         (b)      to remedy, or agree to remedy, the Title Defect; or

         (c)      to terminate this Agreement.

In connection with the exercise of the option set forth in the preceding CLAUSE
(b), Aera may delay the Escrow Opening for up to thirty (30) days while it investigates the Title Defect and possible curative measures, and such right to delay the Escrow Opening will be in addition to and under the same terms as Aera's right to delay Escrow Opening under SECTION 7.01(b).

         5.03. DESCRIPTION AND OTHER ERRORS. If either Party determines, either before or within ninety (90) days after the Closing, that the description of a Beta Interest or of a SPBP Interest is incorrect or that certain Beta Interests or SPBP Interests were erroneously included in or erroneously excluded from the respective definitions thereof, other sales information or any conveyancing instruments, then Aera and Buyer shall meet and use their respective commercially reasonable efforts to resolve the error without need of further consideration, and shall, as applicable, execute and deliver, or use commercially reasonable efforts to cause to be executed and delivered, such other instruments of conveyance and take such other actions as either Party reasonably may request in connection therewith. If the Parties cannot resolve any such purported error within fifteen (15) days of the commencement of negotiations, then the alternate-dispute-resolution and arbitration procedures set forth in SECTION 18.06 shall apply.

         5.04. ADDITIONAL UNIT AREA AND SECOND UNIT OPERATING AGREEMENT. Aera does not own any leasehold working interest in Federal Lease No. OCS P-0296, the Additional Unit Area or Platform Edith; however, pursuant to the Unit Agreement and the Second Unit Operating Agreement, Aera is the Unit Operator of the Beta Unit, including the Additional Unit Area. At the Closing, Aera shall assign to Buyer all of Aera's right, title and interest to the Second Unit Operating Agreement, and Buyer shall accept such assignment and shall assume all of Aera's obligations and liabilities under the Second Unit Operating Agreement.


                      ARTICLE 6. CERTAIN COVENANTS BETWEEN
                           EXECUTION DATE AND CLOSING

         6.01. PREFERENTIAL RIGHTS. The Beta Interests are subject to preferential rights to purchase. In particular, the Unit Operating Agreement contains preferential rights to purchase in favor of the Other WI Owners and the Unit Agreement contains a right held by the Other WI Owners to approve a successor Unit Operator of the Beta Interests.

         (a) NOTICES. Aera has notified the holders of preferential rights (each, a "PRP HOLDER") to purchase the Beta Interests as listed on SCHEDULE 2.

         (b) CONSEQUENCES OF EXERCISE. If any PRP Holder exercises such rights (an "EXERCISING PRP HOLDER"), then the Beta Interests affected thereby shall be excluded from the assets transferred to Buyer at the Closing, and shall be sold to such Exercising PRP Holder.

         (c) THIRD-PARTY FAILURE TO PURCHASE. If an Exercising PRP Holder gives written notice of its intent to exercise a preferential right to purchase the Beta Interests, but does not close the purchase for any reason either before or within sixty (60) days after the Closing, Aera shall give Buyer notice thereof and Buyer will be obligated to acquire the property subject to such preferential right under the terms of this Agreement, without payment of any additional amount by Buyer or Aera. The closing on the preferential right property will be scheduled to occur within forty-five (45) days after

                  Buyer receives Aera's notice that the Exercising PRP Holder has not closed. The effective time for transfer of the property subject to the preferential right will be the Effective Time and all other terms and conditions of this Agreement shall apply to the sale of such interest as if such property had been transferred to Buyer at the Closing.

         6.02. RELATED AGREEMENTS; TERMINATION OF SPECIFIED SPBP CONTRACTS.

         (a) Except as otherwise provided in this Agreement, the sale of the Beta Interests will be subject to the terms and conditions of all oil, gas and mineral leases, assignments, subleases, farmout agreements, unit agreements (including the Unit Agreement), joint operating agreements (including the Unit Operating Agreement and the Second Unit Operating Agreement), pooling agreements, letter agreements, easements, rights-of-way, gathering and transportation agreements, obligations and other Contracts, in each case to the extent that Aera is a party (or as such Contracts are otherwise binding upon Aera) and that concern or pertain to the Beta Interests (each of the foregoing, but expressly excluding any agreement that constitutes an Excluded Item, a "RELATED AGREEMENT" and collectively, the "RELATED AGREEMENTS").

         (b) At the Escrow Opening, the Parties will execute and deliver to the Escrow Agent, all documents necessary for Buyer to assume the Related Agreements, and at the Closing, the Escrow Agent will deliver such documents to the Parties and Buyer shall assume all of Aera's obligations and liabilities under the Related Agreements, effective as of the Effective Time. Buyer's obligations shall apply to all Related Agreements, whether or not recorded.

         (c) Buyer acknowledges that, by virtue of its purchase of the Stock, all obligations and liabilities under all agreements to which SPBPC is a party shall remain the obligations and liabilities of SPBPC and neither Aera nor any of its Associated Parties shall have any obligation or liability under any such agreement; PROVIDED, HOWEVER, that the following agreements shall be terminated by Aera and any other appropriate Persons (including Buyer, as applicable) effective at the SPBP Turnover Date: (i) any Contract by and between SPBPC and Aera or any other Affiliate of Aera (excluding SPBPC); (ii) that certain Right of Entry Agreement by and between the City of Long Beach and Aera, effective January 4, 2005, as amended, HD-6377 and (iii) the Pipeline Operating Agreement; PROVIDED FURTHER, HOWEVER, that the Cash Management Agreement shall be terminated by Aera and any other appropriate Persons (including Buyer, as applicable) effective as of the Closing. As to any of the foregoing agreements to which SPBPC is a party, Buyer covenants that it shall cause SPBPC to execute and deliver any and all agreements and other documentation necessary or appropriate to effect such termination, whether before or after the SPBP Turnover Date; PROVIDED, HOWEVER, that the Pipeline Operating Agreement shall remain in effect until the first to occur of (i) the SPBP Turnover Date or (ii) it is terminated pursuant to the terms thereof. Prior thereto, Aera shall continue to operate the San Pedro Bay Pipeline; PROVIDED, that Aera may in its sole discretion, suspend or discontinue operating the San Pedro Bay Pipeline in the event that (A) a Governmental Entity orders Aera or SPBPC to suspend or cease operating the San Pedro Bay Pipeline; (B) SPBPC fails to make any payment to Aera required under the Pipeline Operating Agreement or Buyer fails to make any payment to Aera required under the Pipeline Sub- Operating Agreement; or (C) Aera determines in its sole discretion (as operator of the San Pedro Bay Pipeline) that the San Pedro Bay Pipeline should cease operating due to an environmental or safety condition or a leak or spill.

         (d) Buyer acknowledges that, pursuant to certain Related Agreements and other arrangements, the owners of Platform Edith and Federal Lease bearing serial No. OCS P-0296 have the right to use the SPBP Tangible Assets to move their oil to shore, and Aera and the Working Interest Owners have the right to, among other things, install a gas pipeline to Platform Edith from Platform Elly and the right to install a submarine power cable from Platform Elly to Platform Edith. Buyer agrees to honor such agreements and arrangements and, upon request, to enter into such other and further agreements and documents that may be reasonably necessary to document and establish such arrangements.

         6.03. THIRD-PARTY NOTIFICATIONS AND APPROVALS.

         (a) Buyer acknowledges that the sale of the Stock and of the Beta Interests may require the providing of notice to, and Consent of, lessors, joint interest owners, farmors, sublessors, assignors, grantors, parties to agreements, Governmental Entities having jurisdiction (including the FERC, the DOT, the CSLC, the California Coastal Commission, the City of Long Beach and the Port of Long Beach and the MMS), or other third Persons.

         (b) Buyer acknowledges that it is and shall be solely responsible for obtaining all Consents from applicable third Persons and will furnish Aera with copies, or other acceptable proof, of the granting or receipt of each Consent (other than the MMS Approval and the CSLC Approval) before the Escrow Opening Date.

         (c) If Buyer does not furnish Aera with all third-party Consents (other than the MMS Approval and the CSLC Approval) applicable to the Stock or any Beta Interest before the Escrow Opening Date, then Aera may, at its option, elect to (i) delay the Escrow Opening as to any or all of the Beta

                  Interests and the Stock, with no charge to either Party for the delay; (ii) waive the condition set forth in SECTION 7.03(h) and proceed with the Escrow Opening without all third-party Consents; (iii) elect not to proceed with the Escrow Opening pursuant to SECTION 7.03(h) and terminate this Agreement; or (iv) remove the affected Beta Interest or Stock from this Agreement and proceed to the Escrow Opening on the remaining portion of the Beta Interests and the Stock.

         (d) The Parties have received preliminary indications from MMS that the draft transfer documents assigning the OCS Leases and Related Agreements to Buyer and SPBPC, as applicable, are in a form acceptable to MMS. The Parties also understand and expect that MMS should process such transfer documents within a period not to exceed forty-five (45) days, although such period could be somewhat longer. At the Escrow Opening, such transfer documents, and other required documents shall be submitted to MMS. Buyer agrees to use all commercially reasonable efforts to obtain the MMS Approval as soon as possible after the Escrow Opening, and if and when MMS Approval is received, Buyer shall promptly furnish to Aera true and complete copies of the documents evidencing MMS Approval. Aera agrees to cooperate in all commercially reasonable ways with Buyer in Buyer's efforts to obtain the MMS Approval.

         6.04. TARIFFS FILED WITH FERC. Buyer acknowledges that the San Pedro Bay Pipeline and the SPBP Tangible Assets are operated as a common carrier pipeline system subject to tariffs filed with the FERC and that such tariffs are satisfactory to Buyer.

         6.05. DIVIDEND OF CASH FROM SPBPC. Buyer agrees and acknowledges that prior to the Closing, Aera shall cause SPBPC to make a dividend to its stockholders in an amount approximately equal to all of the cash or cash equivalents held by SPBPC as of the Effective Time and that such dividend will be the sole property of Aera.

         6.06. TERMINATION OF AERA INSURANCE. Before or after the Closing Date, Aera may terminate all insurance that it has provided for the Beta Interests, the SPBP Interests or SPBPC, including any insurance it may carry as Operator of the Beta Unit and as Operator of the San Pedro Bay Pipeline and other SPBP Tangible Assets. The termination may be effective retroactive to the Effective Time. Buyer relinquishes and waives, on its behalf and on behalf of all Persons subrogated to Buyer's rights, all rights to Claims against any insurance provided by Aera.


                            ARTICLE 7. ESCROW OPENING

         7.01. ESCROW OPENING DATE.

         (a) Subject to the satisfaction or waiver of the conditions to Escrow Opening set forth in this Agreement, the delivery of documents and funds into escrow pursuant to the terms of the Escrow Agreement contemplated hereby (the "ESCROW OPENING"), shall be held at Aera's offices at 10000 Ming Avenue, Bakersfield, California, or at another place that Aera designates, at 10:00 a.m. local time on or before November 15, 2006.

         (b) If all conditions precedent to Escrow Opening have not been satisfied (or waived by Aera) on or before November 15, 2006, then Aera may, upon notice to Buyer, elect to postpone the Escrow Opening to a date that is on or before the fifth (5th) Business Day following the satisfaction of the conditions precedent to Escrow Opening set forth in this Agreement commencing at 10:00 a.m., local time or, if Aera so elects, such other date and time as may be mutually agreed upon by the Parties.

         (c) The Parties agree that at the Escrow Opening they shall deposit certain documents and funds with the Escrow Agent and shall submit to the MMS all applications and other documentation required by the MMS to transfer title of Aera's record title interest in the OCS Leases to Buyer. Where
                  SECTION 7.02 calls for a Party to deliver any certificate, document or other item (including without limitation any payment) at the Escrow Opening, it is understood that, unless expressly stated to the contrary, such delivery shall be to the Escrow Agent, to be held by the Escrow Agent pending the occurrence of the Closing. The sale and transfer of title to the Beta Interests or the Stock, will not occur until the Closing has occurred.

         7.02. Escrow OPENING OBLIGATIONS; DELIVERIES. Subject to the satisfaction of all of the conditions precedent to Escrow Opening set forth in this ARTICLE 7, at the Escrow Opening the following shall occur:

         (a) ESCROW AGREEMENT. Buyer, Aera, SWEPI, J. Aron, Silver Point and Escrow Agent shall each execute and deliver six (6) or more original counterparts of the Escrow Agreement such that each of them shall take from the Escrow Opening a fully-executed counterpart of the Escrow Agreement and its exhibits and schedules.

         (b) CERTIFICATE OF BUYER. Buyer shall deliver a certificate in form and substance satisfactory to Aera, effective as of the Escrow Opening Date and executed by Buyer's duly authorized officer, certifying as to (i) compliance with the conditions set forth in SECTION 7.03(a) and as to (ii) the incumbency and specimen signature of each officer of Buyer executing this Agreement and the other Transaction Documents to which Buyer is or is intended to be a party.

         (c) CERTIFICATE OF AERA. Aera shall deliver a certificate, effective as of the Escrow Opening Date and executed by Aera's duly authorized officer, certifying as to (i) compliance with the conditions set forth in SECTION 7.04(a) and as to (ii) the incumbency and specimen signature of each officer of Aera executing this Agreement and the other Transaction Documents to which Aera is or is intended to be a party.

         (d) ASSIGNMENT AND BILL OF SALE. Aera and Buyer shall execute and deliver counterparts of the Assignment and Bill of Sale. The Assignment and Bill of Sale, when delivered at the Closing, shall be effective as of the Effective Time, be without warranty of any kind (e.g., title, fitness, condition), and shall restate (or incorporate by reference) the indemnities, releases and waivers contained in this Agreement.

                  (i) EXHIBIT A to this Agreement states Aera's working interest in the OCS Leases, to the best of Aera's knowledge and belief. The Assignment and Bill of Sale shall not, however, state or warrant the working interests in the OCS Leases assigned to Buyer.

                  (ii) If Aera owns an interest after the Escrow Opening in any Beta Interest or Property (including overriding royalties, deep rights and facilities, equipment, or pipelines) or continues to own easements, access rights or other interests for which Aera requires access across the Property in order to exercise its rights, then the Assignment and Bill of Sale shall reserve unto Aera concurrent interests in the applicable easements, rights-of-way, Agreements and other rights relating to the retained or reserved interests.

                  (iii) If the Beta Interests include a fee simple interest in real property that has been used for Oil, Gas or other mineral operations, Aera may elect to restrict the future use of the land and include restrictive covenants in the instruments of conveyance.

                  (iv) The Parties shall execute and acknowledge any such other instruments reasonably necessary to effectuate the conveyance of the Beta Interests to Buyer, including without limitation, separate instruments on any officially approved form for the assignment of the OCS Leases and for each lease, easement, franchise, license or similar interest issued by a Governmental Entity.

                  (v) At the Escrow Opening, the Assignment and Bill of Sale shall, along with the other Escrow Opening deliveries, be deposited with the Escrow Agent. Prior to the Closing, in no event shall either Party present the Assignment and Bill of Sale to any third party or attempt to record the Assignment and Bill of Sale in any public record.

         (e) LETTERS IN LIEU. Aera shall prepare and the Parties shall execute letters-in-lieu-of-transfer orders (or other instruments) to give notice of the transactions hereunder to remitters of proceeds from the sale of Oil and Gas production from the Beta Unit.

         (f)      BETA - CHANGE OF OPERATOR FORMS. Subject to the provisions of
                  ARTICLE 14 pertaining to operations by Aera until the Turnover Date, Aera shall prepare and the Parties shall execute change-of-operator forms for each Well and each platform that Buyer intends to operate after Closing. If the Operator of a Well must be elected or designated after Escrow Opening, the applicable instruments will be executed after the election or designation, as applicable.

         (g)      SPBPC - CHANGE OF OPERATOR FORMS; ETC.

                  (i) Subject to the provisions of ARTICLE 14 pertaining to operations by Aera until the SPBP Turnover Date, Aera shall prepare and the Parties will execute change-of-operator forms for the San Pedro Bay Pipeline and any other applicable SPBP Tangible Assets. If the Operator of such assets must be elected or designated after Escrow Opening, the applicable instruments will be executed after the election or designation, as applicable.

                  (ii) Subject to the provisions of ARTICLE 14 pertaining to operations by Aera until the SPBP Turnover Date, Aera, Buyer and SPBPC shall execute and deliver to the Escrow Agent a Pipeline Sub-Operating Agreement (the "PIPELINE SUB-OPERATING AGREEMENT") substantially in the form of EXHIBIT Q to this Agreement, pursuant to which Buyer, from and after the Closing and through and including the SPBP Turnover Date, shall perform and discharge Aera's obligations under the Pipeline Operating Agreement, as Aera's agent and contract operator.

         (h) THIRD-PARTY CONSENTS. Buyer shall deliver evidence reasonably satisfactory to Aera that Buyer has obtained all required Consents (except for the MMS Approval, which shall be obtained prior to Closing, and the CSLC Approval, for which Buyer shall use its best efforts pursuant to SECTION 11.04 to obtain as soon as possible after the Closing).

         (i) FINANCIAL SECURITY. Buyer shall deliver evidence reasonably satisfactory to Aera of Buyer's ability to perform fully its financial obligations under this Agreement, including Abandonment Obligations, together with evidence reasonably satisfactory to Aera that Buyer has otherwise satisfied all requirements of Applicable Law with respect to transfer of the Stock and the Beta Interests. In particular, Buyer shall deliver the original counterpart of the Aera Bond, and true, correct and complete copies of the Governmental Bond, and all other Required Bonds, or shall deliver to the Escrow Agent immediately available funds in an amount sufficient to purchase and obtain the Governmental Bond and all other Required Bonds.

         (i) DEPOSIT INTO ESCROW. At Escrow Opening, Buyer will deposit with the Escrow Agent an amount, payable to Aera at the Closing, equal to the sum of (x) the Beta Interests Purchase Price plus (y) the Inventory Closing Amount, by certified check, cashier's check or wire transfer of funds.

         (k) NON-FOREIGN AFFIDAVIT. Aera shall execute and deliver to Buyer a Non- Foreign Affidavit in substantially the form attached hereto as EXHIBIT J.

         (l) CALIFORNIA FORM 593-C (REAL ESTATE WITHHOLDING CERTIFICATE). Aera shall execute and deliver to Buyer a California Form 593-C in substantially the form attached hereto as EXHIBIT K.

         (m) STOCK. Aera shall deliver original certificates representing the Stock, duly endorsed for transfer (or accompanied by duly executed stock powers), the minute book of SPBPC, and resignations to be effective as of the Closing Date from (a) each of the directors of SPBPC and (b) each of the officers of SPBPC.

         (n) NEW DIRECTORS. Buyer will deliver a written consent of Buyer consenting to the election of Buyer's designees to the Board of Directors of the SPBPC (to be effective as of the Closing).

         (o) SINKING FUND TRUST AGREEMENT. Buyer and Aera shall execute and deliver to the Escrow Agent the Sinking Fund Trust Agreement in substantially the form attached hereto as EXHIBIT R.

         (p) OTHER DOCUMENTS. The Parties shall execute and deliver other documents reasonably required to close this transaction and implement the terms of this Agreement, including assignments, deeds, assumption agreements, additional bills of sale and the like, as well as instruments necessary under operating agreements (including the Unit Operating Agreement and the Second Unit Operating Agreement), plans of unitization (including the Unit Agreement) and Applicable Laws affecting the Beta Interests to transfer the Beta Interests and related obligations from Aera to Buyer, and to transfer the Stock from Aera to Buyer.

         7.03. AERA'S CONDITIONS. The obligations of Aera to be performed at Escrow Opening are subject to the satisfaction or waiver in writing by Aera at or prior to Escrow Opening, of the following conditions:

         (a) REPRESENTATIONS TRUE; PERFORMANCE OF OBLIGATIONS. All representations and warranties of Buyer contained in this Agreement shall be true in all material respects at and as of Escrow Opening as if such representations and warranties were made at and as of Escrow Opening, and Buyer shall have performed and satisfied in all material respects all obligations required by this Agreement to be performed and satisfied by it at or prior to Escrow Opening.

         (b) NO PENDING SUITS. No suit or other proceeding shall be pending or threatened before any court or Governmental Entity seeking to restrain, prohibit, or declare illegal, or seeking substantial damages in connection with, the transactions contemplated by the Agreement.

         (c) NO ACT OF TERMINATION, Aera shall not have exercised any rights it may have hereunder to terminate this Agreement.

         (d) REQUIRED BONDS. Buyer shall have delivered to Aera copies of the Government Bond and all Required Bonds, together with evidence satisfactory to Aera that all Required Bonds (other than the Governmental Bond) have been accepted by the applicable Governmental Entities; and Buyer shall have delivered to Aera evidence reasonably satisfactory to Aera that Buyer has otherwise satisfied all requirements of Applicable Law with respect to transfer of the Stock and the Beta Interests.

         (e) AERA BOND. Buyer shall have delivered the Aera Bond, in the Security Amount.

         (f) H-S-R. All applicable waiting periods, if any, shall have expired under the Hart-Scott-Rodino Antitrust Improvements Act, or early termination of such waiting periods shall have been granted by the appropriate Governmental Entities.

         (g) SWEPI SALE. Buyer shall have delivered to Aera copies of all Contracts and other documents and instruments, including escrow arrangements similar to the Escrow Agreement, evidencing SWEPI's sale and conveyance to Buyer of all of SWEPI's right, title and interest in and to the Beta Unit, the OCS Leases, the SPBP Tangible Assets and related interests and assets.

         (h) CONSENTS. Each Consent (other than the MMS Approval and the CSLC Approval) shall have been obtained and shall be in full force and effect.

         (i) FERC TARIFFS. Buyer shall have adopted all of the existing FERC tariffs of SPBPC related to the San Pedro Bay Pipeline.

         (j) INSURANCE. Aera shall have received certificates, dated before the Escrow Opening Date, from Buyer's insurers certifying (i) compliance with all of the insurance required by SECTION 11.10 and (ii) that such insurance will be in full force and effect as of the Effective Time.

         (k) ADDITIONAL DOCUMENTS. Buyer shall have delivered or provided to Aera all Contracts, information, approvals, documents and instruments (i) required to be delivered or provided by Buyer pursuant to this Agreement, including SECTION 14.06 and
                  SECTION 7.02 or (ii) as Aera may have reasonably requested.

         (l)      ACTIONS. Buyer shall have taken all actions described in
                  SECTION 7.02 as being required of Buyer.

         7.04. BUYER'S CONDITIONS. The obligations of Buyer to be performed at Escrow Opening are subject to the satisfaction or waiver in writing by Buyer at or prior to Escrow Opening of the following conditions, any of which may be waived by Buyer:

         (a) REPRESENTATIONS TRUE; PERFORMANCE OF OBLIGATIONS. All representations of Aera contained in this Agreement shall be true in all material respects at and as of Escrow Opening as if such representations were made at and as of Escrow Opening, and Aera shall have performed and satisfied in all material respects all agreements required by this Agreement to be performed and satisfied by it at or prior to the Escrow Opening.

         (b) NO PENDING SUITS. No suit or other proceeding shall be pending or threatened before any court or Governmental Entity seeking to restrain, prohibit, or declare illegal, or seeking substantial damages in connection with, the contemplated purchase.

         (c) NO ACT OF TERMINATION. Buyer shall not have exercised any rights it may have hereunder to terminate this Agreement.

         (d) CERTAIN CONSENTS. SWEPI and Noble shall have waived their preferential rights with respect to the Beta Interests under the Unit Operating Agreement, and the Consents of SWEPI and Noble under the Unit Agreement, the Unit Operating Agreement and the Second Unit Operating Agreement shall have otherwise been obtained and shall be in full force and effect.

         (e) H-S-R. All applicable waiting periods, if any, shall have expired under the Hart-Scott-Rodino Antitrust Improvements Act, or early termination of such waiting periods shall have been granted by the appropriate Governmental Entities.

         (f)      ACTIONS. Aera shall have taken all actions described in
                  SECTION 7.02 as being required of Aera.

         ARTICLE 8. CERTAIN COVENANTS AFTER ESCROW OPENING

         After the Escrow Opening, Aera and Buyer shall each take the following actions:

         8.01. MMS APPROVAL; UNWIND.

         (a) Buyer shall use all commercially reasonable efforts to cause the MMS to grant the MMS Approval. Aera agrees to cooperate in all commercially reasonable ways with Buyer in Buyer's efforts to obtain the MMS Approval.

         (b) If the MMS Approval is not received by the Parties by March 31, 2007, then, in its sole and absolute discretion, Aera may elect to terminate this Agreement. Following the termination of this Agreement, the Parties shall notify the MMS of such termination and request that the previously submitted application for the MMS Approval be withdrawn. The Parties shall cooperate with one another to do all other things necessary to cause the MMS not to grant the MMS Approval. If the MMS nevertheless grants the MMS Approval, Aera may require reassignment of (i) all the Beta Interests and/or (ii) the Stock. The reassignment will be in the manner described in
                  SECTION 8.04.

         8.02. FURTHER ASSURANCES. Buyer and Aera each shall, from time to time after Escrow Opening and upon reasonable request from the other Party, execute, acknowledge and deliver in proper form any conveyance, assignment, transfer or other instrument reasonably necessary to accomplish the purposes of this Agreement (including the correction of scrivener's errors in the preparation of documents delivered to the Escrow Agent).

         8.03. POST-ESCROW OPENING THIRD-PARTY CONSENTS.

         (a) If Aera elects to proceed with the Escrow Opening without all third-party Consents, Buyer shall proceed diligently after Escrow Opening to obtain them and promptly provide evidence of them to Aera.

         (b) If any Person (including any Governmental Entity) having a right to approve or reject assignment of any Beta interest, SPBP Interests or the Stock by Aera to Buyer in order for title to transfer does not approve the assignment (except for the OSLO Approval), or if Buyer does not meet conditions imposed for approval of any such assignment after Buyer has made a good faith effort to obtain the approval or permits or to satisfy the conditions, then Aera may, at any time at or prior to the Closing and at its sole option elect not to proceed to the Closing with respect to (i) all the Beta Interests and/or (ii) all of the Stock.

         (c) Buyer will be responsible for all amounts due under Contracts, including the Related Agreements, as to any Beta Interest or SPBP Interest that requires approval for assignment, from the Effective Time forward. This obligation will end only if the Beta Interests, the SPBP Interests or Stock are not assigned to Buyer at the Closing.

         8.04. ELECTION TO NOT CLOSE; REASSIGNMENT. For any election at or prior to the Closing by Aera not to close the sale of the Beta Interests or the Stock, Aera shall instruct the Escrow Agent to return to Aera some or all of the documents delivered to the Escrow Agent by Aera, or if such documents have been delivered by the Escrow Agent, Buyer shall execute and deliver to Aera a reassignment with a special warranty of title (warranting against Claims or interests arising by, through or under Buyer, but not otherwise), in a form satisfactory to Aera and sufficient to place Aera in the same position it occupied before the assignment to Buyer. Buyer's release and discharge of Aera and its Associated Parties, its covenant not to sue Aera or its Associated Parties, and its obligations to indemnify, defend, and hold Aera and its Associated Parties harmless shall apply to interests that are reassigned, and the reassignment instrument shall restate Buyer's obligations with respect to such release, covenant and obligations.

         8.05. OPERATIONS AFTER ESCROW OPENING AND BEFORE CLOSING. Between the Escrow Opening and the Closing, Aera will continue to own and operate the Beta Interests and to own the Stock; PROVIDED that, upon the occurrence of the Closing, the sale and transfer of the Beta Interests and the Stock shall be effective as of the Effective Date.

                               ARTICLE 9. CLOSING

         9.01. CLOSING DATE. Upon receipt by the Parties of the MMS Approval, the closing out of escrow of the acquisition of the Stock and the Beta Interests contemplated by this Agreement and the Escrow Agreement (the "CLOSING"), shall be held at Aera's offices at 10000 Ming Avenue, Bakersfield, California, or at another place that Aera designates, at 10:00 a.m. local time on the tenth (10th) Business Day following the receipt by Aera of the MMS Approval; PROVIDED, HOWEVER, that the Closing (and the transactions so contemplated by this Agreement) shall in any event be effective as of the Effective Time.

         9.02. CLOSING OBLIGATIONS: DELIVERIES. Subject to the satisfaction of all of the conditions precedent to the Closing set forth in this ARTICLE 9, at the Closing the following shall occur:

         (a) CERTIFICATE OF BUYER. Buyer shall deliver to Aera a certificate in form and substance satisfactory to Aera, effective as of the Closing Date and executed by Buyer's duly authorized officer, certifying as to (i) compliance with the conditions set forth in SECTION 9.03(a) and as to (ii) the incumbency and specimen signature of each officer of Buyer executing this Agreement and the other Transaction Documents to which Buyer is or is intended to be a party.

         (b) CERTIFICATE OF AERA. Aera shall deliver to Buyer a certificate in form and substance satisfactory to Buyer, effective as of the Closing Date and executed by Aera's duly authorized officer, certifying as to (i) compliance with the conditions set forth in SECTION 9.04(a), and (ii) the incumbency and specimen signature of each officer of Aera executing this Agreement and the other Transaction Documents to which Aera is or is intended to be a party.

         (c) THIRD-PARTY CONSENTS. Buyer shall deliver to Aera evidence reasonably satisfactory to Aera that Buyer has obtained all required Consents

                  (including the MMS Approval and except for the CSLC Approval, for which Buyer will use its best efforts pursuant to SECTION
                  11.04 to obtain as soon as possible after the Closing).

         (d) FINANCIAL SECURITY. Buyer shall deliver to Aera evidence reasonably satisfactory to Aera of Buyer's ability to perform fully its financial obligations under this Agreement, including Abandonment Obligations, together with evidence reasonably satisfactory to Aera that Buyer has otherwise satisfied all requirements of Applicable Law with respect to transfer of the Stock and the Beta Interests. In particular, Buyer shall deliver to Aera the original counterpart of the Aera Bond, and true, correct and complete copies of the Governmental Bond, and all other Required Bonds (including copies of the MMS Escrow Agreement and the security for the Abandonment Obligations held thereunder).

         (e) OTHER DOCUMENTS, The Parties shall execute and deliver other documents reasonably required to close this transaction and implement the terms of this Agreement, including assignments, deeds, assumption agreements, additional bills of sale and the like, and to transfer the Stock from Aera to Buyer.

         (f) ESCROW CLOSING NOTICE. Aera, Buyer and SWEPI will deliver to the Escrow Agent the Escrow Closing Notice (as defined in the Escrow Agreement).

         (g) DELIVERIES BY ESCROW AGENT. The Escrow Agent shall deliver to Buyer, SWEPI, Aera and other Persons, as applicable, the various Transaction Documents and funds previously delivered into escrow, in accordance with the terms of the Escrow Agreement.

         (h) DELIVERY OF POSSESSION. Subject to the terms of the Unit Operating Agreement and other applicable joint operating agreements, if any, the Related Agreements and this Agreement, and subject to the provisions of ARTICLE 14 pertaining to operation of the Beta Unit by Aera until the Turnover Date and the operation of the San Pedro Bay Pipeline by Aera until the SPBP Turnover Date, Aera shall deliver possession of the Beta Tangible Assets to Buyer as soon as practicable after the Closing Date.

         9.03. AERA'S CONDITIONS. The obligations of Aera to be performed at the Closing are subject to the satisfaction or waiver in writing by Aera at or prior to the Closing, of the following conditions:

         (a) REPRESENTATIONS TRUE; PERFORMANCE OF OBLIGATIONS. All representations and warranties of Buyer contained in this Agreement shall be true in all material respects at and as of the Closing as if such representations and warranties were made at and as of the Closing, and Buyer shall have performed and satisfied in all material respects all obligations required by this Agreement to be performed and satisfied by it at or prior to the Closing.

         (b) NO PENDING SUITS. No suit or other proceeding shall be pending or threatened before any court or Governmental Entity seeking to restrain, prohibit, or declare illegal, or seeking substantial damages in connection with, the transactions contemplated by the Agreement.

         (c) NO ACT OF TERMINATION. Aera shall not have exercised any rights it may have hereunder to terminate this Agreement.

         (d) REQUIRED BONDS. Buyer shall have delivered to Aera copies of the Government Bond and all Required Bonds, together with evidence satisfactory to Aera that the Government Bond and all Required Bonds have been accepted by the applicable Governmental Entities; and Buyer shall have delivered to Aera evidence reasonably satisfactory to Aera that Buyer has otherwise satisfied all requirements of Applicable Law with respect to transfer of the Stock and the Beta Interests.

         (e) AERA BOND. In the event that Buyer is not required to deliver the Governmental Bond or the initial amount of the Governmental Bond is less than the Security Amount, Buyer shall have delivered to Aera the Aera Bond, in the Security Amount or such lesser amount as required pursuant to SECTION 11.09.

         (f) H-S-R. All applicable waiting periods, if any, shall have expired under the Hart-Scott-Rodino Antitrust Improvements Act, or early termination of such waiting periods shall have been granted by the appropriate Governmental Entities.

         (g) SWEPI SALE. Buyer shall have delivered to Aera copies of all Contracts and other documents and instruments evidencing the closing of SWEPI's sale and conveyance to Buyer of all of SWEPI's right, title and interest in and to the Beta Unit, the OCS Leases, the SPBP Tangible Assets and related interests and assets.

         (h) CONSENTS. Each Consent (including the MMS Approval and except for the CSLC Approval) shall have been obtained and shall be in full force and effect.

         (i) FERC TARIFFS. Buyer shall have adopted all of the existing FERC tariffs related to the San Pedro Bay Pipeline.

         (j) INSURANCE. Aera shall have received certificates, dated as of a date no more than 5 days prior to the Closing Date, from Buyer's insurers certifying (i) compliance with all of the insurance required by SECTION 11.10 and (ii) that such insurance has been in full force and effect from and after the Effective Time.

         (k) ADDITIONAL DOCUMENTS. Buyer shall have delivered or provided to Aera all Contracts, information, approvals, documents and instruments (i) required to be delivered or provided by Buyer pursuant to this Agreement, including SECTION 14.06 and
                  SECTION 8.02 or (ii) as Aera may have reasonably requested.

         (l) MMS ESCROW AGREEMENT. The form and substance of the MMS Escrow Agreement shall have been approved by Aera, Buyer shall have delivered to Aera evidence acceptable to Aera that Buyer, Escrow Agent and the MMS have entered into the MMS Escrow Agreement and the funds or securities to be deposited thereunder as of the Closing (including the Governmental Bond or the amount to be used to purchase the Governmental Bond and other Required Bonds to be delivered to the MMS) (i) shall have been previously received by the escrow agent or trustee under the MMS Escrow Agreement, or (ii) shall have been, at the Closing, transferred by the Escrow Agent to the trustee or escrow agent under the MMS Escrow Agreement.

         (m)      ACTIONS. Buyer shall have taken all actions described in
                  SECTION 9.02 as being required of Buyer.

         9.04. BUYER'S CONDITIONS. The obligations of Buyer to be performed at the Closing are subject to the satisfaction or waiver in writing by Buyer at or prior to the Closing, of the following conditions:

         (a) REPRESENTATIONS TRUE; PERFORMANCE OF OBLIGATIONS. All representations and warranties of Aera contained in this Agreement shall be true in all material respects at and as of the Closing as if such representations and warranties were made at and as of the Closing, and Aera shall have performed and satisfied in all material respects all obligations required by this Agreement to be performed and satisfied by it at or prior to the Closing.

         (b) NO PENDING SUITS. No suit or other proceeding shall be pending or threatened before any court or Governmental Entity seeking to restrain, prohibit, or declare illegal, or seeking substantial damages in connection with, the transactions contemplated by the Agreement.

         (c) H-S-R. All applicable waiting periods, if any, shall have expired under the Hart-Scott-Rodino Antitrust Improvements Act, or early termination of such waiting periods shall have been granted by the appropriate Governmental Entities.

         (d) ADDITIONAL DOCUMENTS. Aera shall have delivered or provided to Buyer all Contracts, information, approvals, documents and instruments required to be delivered or provided by Aera pursuant to this Agreement.

         (e)      ACTIONS. Aera shall have taken all actions described in
                  SECTION 9.02 as being required of Aera.

                            ARTICLE 10. TERMINATION

         10.01. EVENTS OF TERMINATION. This Agreement may be terminated at any time prior to the Closing:

         (a)      As provided in SECTION 5.02(c); SECTION 6.03(c)(iii) and
                  SECTION 19.02(b)(iii).

         (b)      by mutual written consent of Buyer and Aera;

         (c) by Aera, if (i) the Escrow Opening has not occurred (other than through the failure of Aera to comply fully with its obligations under this Agreement) on or before December 1, 2006 or (ii) the Closing has not occurred on or before March 31, 2007; or

         (d) by Aera, with written notice to Buyer if there is a material violation or breach by Buyer of any covenant, representation, warranty or obligation contained in this Agreement and such violation or breach has not been waived by Aera or cured by Buyer within seven (7) days after receipt of written notice thereof from Aera.

         10.02. EFFECT OF TERMINATION. A Party shall not have the right to terminate this Agreement under SECTION 10.01 if it is then in breach of this Agreement. If this Agreement is terminated in accordance with SECTION 10.01, such termination shall be without liability to either Party, except with respect to a Party who has willfully breached this Agreement and except that performance of the obligations contained in this SECTION 10.02 and in SECTIONS 4.09, 19.03(A) and 23.15 shall survive termination of this Agreement. Notwithstanding the termination of this Agreement or any other provision of this Agreement to the contrary, the terms of any confidentiality provisions contained in any Environmental Assessment Agreement, the Site Visit Indemnity Agreement and the Confidentiality Agreement shall remain in full force and effect.

                  ARTICLE 11. CERTAIN OBLIGATIONS AFTER CLOSING

         After the Closing, Aera and Buyer shall each take the following actions:

         11.01. FILING AND RECORDING. Aera will decide which Party will file or record the conveyancing documents in the appropriate governmental records. The recording Party will provide either the original or photocopies of the filed or recorded document, including the recording data, as agreed by the Parties, to the non-recording Party.

Buyer shall reimburse Aera for the filing, recording, and other reasonable fees that Aera incurs if Aera files or records the documents.

         11.02. COPIES.

         (a) Within forty-five (45) days after the Closing Date, Aera will deliver to Buyer, at Buyer's cost and request, copies of data and records relating to the Beta Interests, the SPBP Interests, the Beta Tangible Assets, the SPBP Tangible Assets and the Property as agreed by the Parties. Aera is not obligated to provide copies of any data or records that would not have been made available to Buyer under SECTION 4.01. Buyer must advise Aera before the Closing which data and records that it wants to be copied. If Buyer requests geophysical data and if Aera is not restricted from releasing the data to Buyer, Buyer's execution of a licensing agreement satisfactory to Aera will be a condition of Aera's delivering the data to Buyer. For the OCS Leases and any other leases subject to the jurisdiction of the MMS, Aera will sign and deliver a complete list of the copies of data and records delivered to Buyer (with omissions noted and explained for records required under Applicable Law, but which are not available). Buyer will sign the list and submit it to the MMS in accordance with Applicable Law.

         (b) If originals or the last-remaining copies of any data or records are provided to Buyer, Aera may have access to them at reasonable times and upon reasonable notice during regular business hours for as long as any Beta Interest or any portion of the SPBP Interests is in effect after the Effective Time (or until all of the Abandonment Obligations have been fully satisfied and discharged or a longer period if required by Applicable Law). Aera may, during this period and at its expense, make copies of the data and records pursuant to a reasonable request. Without limiting the generality of the two preceding sentences, for as long as any Beta Interest or any portion of the SPBP Interests is in effect after the Effective Time (or until all of the Abandonment Obligations have been fully satisfied and discharged or for a longer period if required by Applicable Law), Buyer may not destroy or give up possession of any original or last-remaining copy of the data or records without first offering Aera the opportunity, at Aera's expense, to obtain the original or a copy. After this period expires, Buyer must offer to deliver the data and records (or copies) to Aera, at Aera's expense, before giving up possession or destroying them.

         11.03. FURTHER ASSURANCES. Buyer and Aera each shall, from time to time after the Closing and upon reasonable request from the other Party, execute, acknowledge and deliver in proper form any conveyance, assignment, transfer or other instrument reasonably necessary to accomplish the purposes of this Agreement (including the correction of scrivener's errors in the preparation of documents delivered at the Closing).



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

         11.04. POST-CLOSING THIRD-PARTY CONSENTS.

         (a) If Aera elects to close without all third-party Consents (including the CSLC Approval), Buyer shall use its best efforts and proceed diligently after the Closing to obtain and promptly provide evidence of them to Aera.

         (b) If after the Closing, (i) Buyer breaches or is in default under any term, condition or obligation under any Transaction Document or (ii) the CSLC refuses to grant the CSLC Approval or Buyer, Aera or SPBPC does not meet conditions imposed for approval of the assignment of, or change of control of the entity holding, the State Pipeline ROW, then Aera may require reassignment of the Stock. In the event of such reassignment, Buyer shall ensure that the Stock and SPBP Tangible Assets are in the same condition on the reassignment date as they were on the Closing Date, reasonable wear and tear excepted, free and clear of all liens, security interests, mortgages, claims and encumbrances arising by, through or under Buyer or SPBPC, Notwithstanding such reassignment, the Purchase Price shall not be adjusted. Aera's rights to reassignment pursuant to this SECTION 11.04(b) shall end as of the SPBP Turnover Date.

         (c) Buyer will be responsible for all amounts due under any Contract, including the Related Agreements, related to all or any portion of the Beta Interests, the Stock or any SPBP Interest that requires approval for assignment, from the Effective Time forward.

         11.05. REASSIGNMENT OF TITLE TO STOCK. For reassignment of the Stock pursuant to SECTION 11.04, Buyer shall execute and deliver to Aera a certificate representing the Stock, with an appropriate executed stock power and other documentation (including a special warranty of title, warranting against Claims or interests in the Stock arising by, through or under Buyer, but not otherwise), in a form satisfactory to Aera and sufficient to make Aera the owner of all of the Stock, free and clear of all liens, claims and encumbrances, together with resignations of all of SPBPC's officers and directors. Prior to the Closing, Buyer shall obtain the consent and agreement of any lender or other Person who may obtain a pledge, lien, security interest or other encumbrance of any kind with respect to the Stock to release or terminate such pledge, lien, security interest or other encumbrance with respect to the Stock in the event that Buyer is required to reassign the Stock pursuant to this Agreement. Buyer's release and discharge of Aera and its Associated Parties, its covenant not to sue Aera or its Associated Parties, and its obligations to indemnify, defend, and hold Aera and its Associated Parties harmless shall apply to interests that are reassigned, and the reassignment instrument shall restate Buyer's obligations with respect to such release, covenant and obligations.

         11.06. CSLC APPROVAL AND PIPELINE SUB-OPERATING AGREEMENT.

         (a) Buyer acknowledges the position of the CSLC set forth in that certain letter dated August 16, 2006, from the CSLC to Aera pertaining to the State Pipeline ROW. Aera cannot assure, Buyer that the CSLC Approval will be available on terms that are satisfactory to Aera or to Buyer, and Buyer acknowledges that Aera (i) may be unwilling or unable to agree to all of the conditions requested or imposed by the CSLC, and (ii) has no obligation to admit to or accept additional liability of any kind or to pay any additional amounts in connection with the CLSC Approval. Buyer agrees that it will accept all conditions requested or imposed by the CSLC that are acceptable to Aera.

         (b) Pursuant to the terms and conditions of the Pipeline Sub-Operating Agreement and during the period after the Closing and before the receipt of the CSLC Approval, Buyer shall, as Aera's agent and contract operator, perform and discharge all of Aera's obligations to SPBPC pursuant to the Pipeline Operating Agreement.

         (c) Prior to the SPBP Turnover Date, in the event that the Pipeline Sub- Operating Agreement is terminated or in the event that Aera exercises its right to require a reassignment of the Stock pursuant to SECTION 11.04(b) or SECTION 14.08, Aera shall nevertheless continue to act as operator of the San Pedro Bay Pipeline and other SPBP Tangible Assets pursuant to the Pipeline Operating Agreement, and subject to the requirements of Governmental Entities having jurisdiction and the requirements of the CSLC, the MMS and other lessors, as well as Aera's duties under, among others provisions, Section 2 (Services) and Section 10 (Force Majeure) of the Pipeline Operating Agreement. As operator under the Pipeline Operating Agreement, Aera shall never be required to operate the San Pedro Bay Pipeline and other SPBP Tangible Assets in any unsafe, unsound or imprudent manner, or in violation of, or non-compliance with, any Applicable Law.

         (d) in the event that Aera proposes that a qualified successor operator take over operation of the San Pedro Bay Pipeline and the other SPBP Tangible Assets pursuant to Section 11 of the Pipeline Operating Agreement, Aera shall furnish Buyer with notice thereof, together with information concerning such potential successor operator's qualifications. Upon the receipt of Buyer's consent, which shall not be unreasonably withheld or conditioned, or deemed consent (as provided below), Aera may terminate the Pipeline Operating Agreement at the same time such successor operator assumes operation of the San Pedro Bay Pipeline and the other SPBP Tangible Assets, or assign the Pipeline Operating Agreement to such successor operator. If Buyer has not responded to such notice from Aera within thirty (30) days, then Buyer shall be deemed to have consented to such successor operator.

         (e) Notwithstanding the termination of Pipeline Sub-Operating Agreement prior to the SPBP Turnover Date or Aera's exercise of its right to require a reassignment of the Stock pursuant to SECTION 11.04(b) or SECTION 14.08, Aera and Buyer agree that, after the Closing and effective as of the Effective Time, the San Pedro Bay Pipeline and the other SPBP Tangible Assets are to be operated for the account of Buyer, and that all liabilities, risks, costs and expenses associated with the ownership and operation of such assets and all of the benefits, revenues, profits and value associated with the ownership and operation of such assets are for the account of Buyer. The Parties agree to cooperate in all reasonable ways to implement this general principle and to enter into such modifications and amendments to the Pipeline Operating Agreement, the Pipeline Sub- Operating Agreement and other agreements as may be necessary to give effect to this provision. Accordingly, Buyer agrees that (i) Buyer's release and discharge of Aera and its Associated Parties, its covenant not to sue Aera or its Associated Parties, and its obligations to indemnify, defend, and hold Aera and its Associated Parties harmless, as more specifically set forth in this Agreement, shall apply to the San Pedro Bay Pipeline and the other SPBP Interests as though the Stock had not been reassigned and Buyer were still the owner of the Stock; (ii) Buyer will provide all credit support and other financial capacity needed by SPBPC to insure its assets and meet its bonding, insurance and licensing requirements; and (iii) Buyer shall continue to make the contributions required by the Sinking Fund Trust Agreement to fund the Account (as defined in the Sinking Fund Trust Agreement).

         11.07. BUYER'S COMPLIANCE. From and after the Closing, Buyer shall comply (and with respect to the San Pedro Bay Pipeline and the other SPBP Tangible Assets, shall cause SPBPC to comply) with (a) all Applicable Laws applicable to Buyer's ownership or operation of the Beta Unit, the Beta Tangible Interests and the Beta Interests, and to SPBPC's ownership or operation of the SPBP Tangible Assets and the Property, and with (b) all Related Agreements, in either case insofar as they concern or pertain to the Beta Interests or the interests of SPBPC in the SPBP Tangible Assets.

         11.08. ALLOCATION OF PROCEEDS, COSTS AND EXPENSES.

         (a) All proceeds, receipts, reimbursements, receivables, credits and income attributable to the Beta Interests, including all rights to production of Oil and Gas and proceeds from the sale of such production, to the extent accruing during the period prior to the Effective Time, shall be for the account of Aera, as determined pursuant to the Unit Operating Agreement and the Beta Unit COPAS. All proceeds, receipts, reimbursements, receivables, credits and income attributable to the Beta Interests, including all rights to production of Oil and Gas and proceeds from the sale of such production, accruing during the period from and after the Effective Time, shall be for the account of Buyer, as determined pursuant to the Unit Operating Agreement and the Beta Unit COPAS. For accounts pertaining to the Beta Unit held by Aera in suspense or escrow at the Effective Time, Aera will pay in full the royalty accounts, if any, that were suspended because the amount due is less than the statutory minimum for payment and, as to all other such accounts, shall retain such funds and will disburse funds from time to time after the Closing upon proof satisfactory to Aera that the money is due to the Person claiming it.

         (b) All proceeds, receipts, reimbursements, receivables, credits and income of SPBPC (net of SPBPC's expenses), as of the Effective Time, to the extent not distributed to Aera pursuant to SECTION 6.05 hereof, shall be for Aera's account and shall be reflected on, and paid to Aera pursuant to, the Final Settlement Statement. Any cash calls by SPBPC (or other contributions to the capital of SPBPC) to fund the payment of accounts payable accruing prior to the Effective Time shall be for the account of Aera. Any cash calls by SPBPC (or other contributions to the capital of SPBPC) to fund the payment of accounts payable accruing at or after the Effective Time shall be for the account of Buyer.

         (c) Except as otherwise provided in this Agreement, Aera will make all disbursements for (i) payment of charges and invoices for costs and expenses attributable to the Beta Interests accruing before the Effective Time and attributable to the Beta Interests and (ii) payments necessary as the result of sales of Oil and Gas produced from the Beta Interests occurring before the Effective Time (including disbursements out of proceeds held in suspense or escrow); PROVIDED, that all such disbursements shall be reflected in the Final Settlement Statements and PROVIDED, FURTHER, that nothing in this SECTION 11.08(c) shall negate or impair Buyer's obligations under
                  ARTICLE 14 and under ARTICLE 18. Subject to the provisions of
                  ARTICLE 14 pertaining to operations by Aera until the Turnover Date, Buyer will be responsible for handling all invoices and making all payments and disbursements after the Closing, but if Aera makes any of these payments or disbursements, and such payments or disbursements are attributable to the time after the Effective Time, then Buyer shall reimburse Aera for the amounts paid.

         (d) Buyer is aware that Noble has made claims to Aera, as Operator, in the form of audit exceptions pursuant to one or more audits that Noble has conducted pursuant to the Unit Operating Agreement and the Beta Unit COPAS, and Buyer acknowledges that Aera has fully informed Buyer as to the nature and extent of such Claims. Buyer intends to acquire Noble's interest in the Beta Unit, and Buyer agrees that it shall make a good faith effort to also acquire such Claims of Noble (as well as any rights Noble may have to conduct any future audits and any Claims related thereto). Notwithstanding anything in this Agreement to the contrary, if Buyer acquires Noble's interests in the Beta Unit or in any of Noble's Claims referenced in this SECTION 11.08(d), then pursuant to SECTION 2.02 hereof, Buyer shall assume all costs and obligations with respect to, release Aera from and indemnify Aera and all of its Associated Parties against, any and all Liabilities resulting from any joint venture audit exceptions that are or may be the subject of any Claims by one or more of the joint venture parties under the Unit Operating Agreement, whether or not such Claims resulted from operations under the Unit Operating Agreement before or after the Effective Time. If Buyer makes a good faith effort to acquire Noble's Claims, but fails to do so, Buyer shall have no such obligation to indemnify Aera with respect to such Claims that arose prior to the Effective Time; PROVIDED, that Buyer shall assume all costs and obligations with respect to, release Aera from and indemnify Aera and all of its Associated Parties against, any and all Liabilities resulting from any joint venture audit exceptions that are or may be the subject of any Claims by one or more of the joint venture parties under the Unit Operating Agreement, to the extent that such Claims resulted from operations under the Unit Operating Agreement after the Effective Time.

All amounts due from one Party to the other under this SECTION 11.08, to the extent then known and fixed, may be made by debits and credits in the Final Settlement Statement.

         11.09. PLUGGING AND ABANDONING WELLS AND PLATFORMS; REMEDIATION; SECURITY FOR BUYER'S OBLIGATIONS.

         (a) Buyer recognizes, assumes and covenants to either timely perform and accomplish properly, or cause to be timely performed and accomplished properly, in accordance with Applicable Law and the Related Agreements, all of Aera's obligations to abandon, restore and remediate the Beta Interests (including the Beta Tangible Assets) and the Property affected thereby, and shall cause SPBPC to timely perform and accomplish properly, or cause to be timely performed and accomplished properly, in accordance with Applicable Law and the Related Agreements, all of the obligations to abandon, restore and remediate, the SPBP Interests (including without limitation the SPBP Tangible Assets and all obligations of the lessee under the State Pipeline ROW) and the Property affected thereby, in each case, whether arising before or after the Effective Time, including obligations, as applicable, to:

                  (i) obtain plugging exceptions in Operator's name for each Well with a current plugging exception, or permanently plug and abandon the Well;

                  (ii)     plug, abandon, and if necessary, reabandon each Well;

                  (iii) remove all equipment and facilities, including fiowlines, pipelines, and platforms, including Platform Eureka, Platform Elly and Platform Ellen;

                  (iv)     close all pits;

                  (v) remove or abandon in place, as may be approved or required by Governmental Entities pursuant to Applicable Law, the San Pedro Bay Pipeline and other SPBP Tangible Assets; and

                  (vi) restore the surface, subsurface, seabed and offshore sites associated with the Beta Tangible Assets, the SPBP Tangible Assets or the Property (all of the foregoing in this SECTION 11.09(a), "ABANDONMENT OBLIGATIONS").

         (b) Buyer will pay all costs and expenses associated with the obligations assumed under SECTION 11.09(a). At the Escrow Opening, Buyer shall (i) deliver to Escrow Agent and maintain until Closing a letter of credit, in form and substance satisfactory to Aera, a cash deposit or U.S. Treasury notes;
                  (ii) establish an escrow account at a federally-insured national financial institution; or (iii) obtain and deliver to Escrow Agent a performance bond or other financial security substantially in the form of EXHIBIT F attached hereto and executed and acknowledged by Buyer and an institution acceptable to Aera, in any case solely with respect to the Beta Unit and the portion of the San Pedro Bay Pipeline located in federal waters (i.e., not an "area-wide" bond) and in the amount of Ninety Million and No Hundredths Dollars ($90,000,000.00) ("SECURITY AMOUNT"), to guarantee Buyer's performance and payment of the Abandonment Obligations (any of the foregoing types of security described in CLAUSES (i), (ii) or (iii), in an amount equal to the Security Amount, the "AERA BOND"). Buyer shall deliver to Escrow Agent the Aera Bond, or appropriate evidence of the Aera Bond, at Escrow Opening and upon the Closing, Buyer shall cause the Aera Bond to be delivered to Aera. The Security Amount was calculated based upon an estimate of Aera's undivided share of costs related to the wells, platforms, facilities, pipelines and lands subject to the plugging and abandonment obligations and the restoration and remediation obligations assumed by Buyer under
                  SECTION 11.09(a) that pertain to Beta Tangible Assets and SPBP Tangible Assets located in federal waters and subject to the jurisdiction of the MMS (Aera's share of such federal Abandonment Obligations assumed by Buyer is referred to hereafter as the "ASSUMED SHARE"). The Aera Bond shall be maintained by Buyer in full force and effect at all times until the earlier of (A) the date on which all Abandonment Obligations have been completely performed and satisfied or
                  (B) the date Abandonment Obligations expenditures are fully credited against the penal sum of the Aera Bond, as described in SECTIONS 11.09(e) and (f) below. At the time of any subsequent assignment or transfer of all or any portion of the Beta Interests or the Stock, Buyer shall ensure that the assignee or transferee shall execute and deliver to Aera an acknowledgement and assumption agreement, in form and substance satisfactory to Aera, recognizing its liabilities for the Abandonment Obligations and agreeing to continue to maintain the Aera Bond for so long as the same shall be required under this Agreement.

         (c) If Buyer is required by the MMS to post one or more performance bonds, a letter of credit, in form and substance satisfactory to Aera, a cash deposit, U.S. Treasury notes or other forms of financial security (including any supplemental bonds) with respect to all or a portion of the Abandonment Obligations (each such bond, a "GOVERNMENTAL BOND"), upon furnishing evidence to Aera that the Governmental Bond has been filed with and accepted by the MMS in accordance with Applicable Laws, Aera will authorize Buyer to reduce the Security Amount covered by the Aera Bond by the amount of the Governmental Bond that is attributable to the Assumed Share and will execute such instruments of authorization as may be necessary in order to accomplish such reduction. In the event that the amount of the Governmental Bond that is attributable to the Assumed Share is later lowered by the MMS or such bond is no longer required or otherwise lapses, Buyer shall restore, increase or deliver a replacement of the Aera Bond so that the total of (x) the amount of the Governmental Bond attributable to the Assumed Share and (y) the amount of the Aera Bond never falls below Ninety Million and No Hundredths Dollars ($90,000,000.00).

         (d) As of the Execution Date, the MMS estimates that abandonment and decommissioning of the Beta Tangible Assets and the SPBP Tangible Assets will occur sometime in the period beginning in 2010 and ending in 2015, and the cost of the Abandonment Obligations that are subject to the jurisdiction of the MMS will be $126,691,000.00. Notwithstanding such estimate, in the event that the Governmental Bond is in the form of interest-bearing U.S. Treasury securities, the MMS may permit the original principal amount of the Governmental Bond to be equal to a lesser amount which, when added to the interest that is expected to accrue thereon during the period from the Closing until the time of decommissioning of the Beta Tangible Assets and the SPBP Tangible Assets, will be equal to the estimated amount of such Abandonment Obligations at the time such costs will be incurred and paid. In such event and notwithstanding the requirement of SECTION 11.09(B) that the Aera Bond shall be not less than the Security Amount, at the Escrow Opening Aera shall permit the Aera Bond to be an amount not less than the Assumed Share of Aera's good faith estimate of the amount of the Governmental Bond furnished at the Closing; PROVIDED, HOWEVER, that upon the earlier to occur of
                  (x) the date when the MMS requires that the amount of the Governmental Bond be increased, or (y) September 30,

                  2013, the requirement of SECTION 11.09(b) with respect to the amount of the Aera Bond shall be reinstated and the Aera Bond shall be maintained thereafter in an amount not less than the Security Amount, subject, however to later reduction as provided in SECTIONS 11.09(e) and (f).

         (e) Buyer shall maintain accurate records of its actual expenditures incurred in performing the Abandonment Obligations, and,shall promptly deliver to Aera reasonably detailed reports of such expenditures certified by an independent accounting firm promptly after the end of each calendar year in which Abandonment Obligations are performed. For purposes of this Agreement, any expenditures for an Abandonment Obligation completion of which requires approval from a Governmental Entity or third party shall not be deemed expended until the calendar year in which such approval is obtained. Aera or its authorized representatives may audit Buyer's records for the purpose of verifying the actual expenditures incurred in performing the Abandonment Obligations. Any disputes concerning the amount of such expenditures or their attribution to performance of Abandonment Obligations shall be resolved in accordance with
                  SECTION 18.06 below.

         (f) Aera and Buyer shall jointly maintain records of Buyer's Abandonment Obligations expenditures determined in accordance with SECTION 11.09(e) above. In such records, Buyer's expenditures for those Abandonment Obligations covered by the Governmental Bond in favor of the MMS shall be credited against the Aera Bond until an amount equal to the penal sum of the Aera Bond is attained.

         (g) Until all Abandonment Obligations have been performed in compliance with Applicable Law, Buyer shall:

                  (i) Not request a reduction in the amount of a Governmental Bond without first consulting with Aera;

                  (ii) Monitor the value of each Governmental Bond in accordance with Applicable Law and, in the event that Buyer determines that the value of any Governmental Bond is less than the amount required by the MMS, notify Aera promptly thereof;

                  (iii) Notify Aera promptly after any proposal or demand by the MMS to increase or decrease the amount of any Governmental Bond;

                  (iv) Furnish to the MMS any additional funds or other security required in the event that the MMS increases the required amount of any Governmental Bond, and furnish Aera with evidence reasonably satisfactory to Aera of compliance with such requirement;

                  (v) Notify Aera promptly after receipt of a notice of forfeiture of any Required Bond received from the MMS or any other Governmental Entity, including a notice given pursuant to 30 C.F.R. 250.59(c)(1) or any similar regulation;

                  (vi) Request that the MMS give to Aera notice of forfeiture of any Required Bond given by the MMS pursuant to 30 C.F.R. 250.59(c)(1) or any similar regulation;

                  (vii) So long as any amount of any Governmental Bond and all other Required Bonds remains available to satisfy Abandonment Obligations, request that the MMS and each other Governmental Entity utilize the Governmental Bonds and other Required Bonds to satisfy all Abandonment Obligations that Buyer is unable to perform or satisfy; and

                  (viii) Not direct, request, suggest or agree that the MMS or any Governmental Entity make a claim against Aera for any portion of the Abandonment Obligations that Buyer is unable to perform or satisfy until all Governmental Bonds and all Required Bonds and all other security are first exhausted.

         (h) Buyer hereby grants to Aera a continuing security interest in each Governmental Bond and the proceeds thereof, and any substitute or replacement security given from time to time, to secure Buyer's payment and performance of the Abandonment Obligations. Such security interest shall be senior to all other liens, security interests, pledges and other encumbrances other than the pledge by Buyer of the Governmental Bonds in favor of the MMS to secure payment and performance of the Abandonment Obligations, and Buyer shall not grant to any other Person (other than the MMS) a lien, security interest, pledge or encumbrance that is senior to the security interest held by Aera and shall cause any creditor of Buyer (other than the MMS) to execute and deliver to Aera an instrument subordinating any security interest in the Governmental Bond held by such creditor to the security interest granted to Aera. Buyer hereby authorizes Aera to file financing statements and continuations thereof under the Uniform Commercial Code to perfect such security interest. With respect to such security interest, Aera shall have the rights and remedies of a secured party under the Uniform Commercial Code. Buyer, its successors and assigns, shall ensure that Aera, its successors and assigns, has the benefit of such security interest at all times until the Abandonment Obligations have been paid and performed in compliance with Applicable Law.

         11.10. INSURANCE. Prior to the Escrow Opening Date, Buyer shall have made arrangements to purchase and shall, effective with the Effective Time, thereafter


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

maintain in full force and effect (a) liability insurance (on a claims made basis) for sudden and accidental leaks or spills covering Buyer's ownership and operation of the Beta Tangible Assets and the SPBP Tangible Assets (including Aera's obligations under any permit, license or other approval granted by any Governmental Entity pertaining to the Beta Tangible Assets and the SPBP Tangible Assets and any liability of Aera as a result of being named on or the holder of such permit, license or approval) in the amount of Fifty Million and No Hundredths Dollars ($50,000,000) per accident or occurrence with a policy aggregate totaling Fifty Million and No Hundredths Dollars ($50,000,000) onshore and offshore, with a deductible not in excess of $1,000,000; and (b) commercial general liability insurance (on a claims made basis) in the amount of One Hundred Million and No Hundredths Dollars ($100,000,000) per accident or occurrence with a policy aggregate totaling One Hundred Million and No Hundredths Dollars ($100,000,000) onshore and offshore, with a deductible not in excess of $1,000,000, in each case from insurance carriers having a claims payment rating of A or better from Standard & Poor's; having an endorsement naming Aera as the additional insured with severability of interest clause (cross liability); and waiving subrogation against Aera, each of which shall be primary as to any other existing, valid and collectible insurance, self-insurance or fronting policy of insurance of Buyer and/or Aera or its Affiliates. All such insurance shall be effective as of the Effective Time. Such insurance shall specifically provide that covered liabilities include those indemnities and other obligations assumed by Buyer pursuant to ARTICLE 18 below. Such insurance shall specifically provide that the insurer agrees not to cancel or materially reduce the insurance coverage without furnishing at least thirty
(30) days' prior written notice to Aera. Such insurance is to remain in effect until all necessary Governmental Entities and Contract parties have approved the completion of all Abandonment Obligations assumed by Buyer hereunder. Such insurance in no way limits Buyer's obligation with respect to any Liabilities or Claims resulting from Buyer's ownership and operation of the Beta Tangible Assets and the SPBP Tangible Assets or the Properties, oil spills, abandonment of wells, facilities and remediation of the surface, subsurface and waters as required herein or Buyer's obligations and agreements (including indemnity obligations) under any provision of this Agreement. The forgoing insurance requirements shall be in addition to, and independent of, any applicable insurance requirements of any Governmental Entity related to Buyer's direct and indirect ownership and operation of the Beta Tangible Assets, the San Pedro Bay Pipeline and the other SPBP Tangible Assets.

         11.11. PREPARATION OF FINAL SETTLEMENT STATEMENTS.

         (a) By the later of 120 days after the Closing, 75 days after the Turnover Date or 75 days after the SPBP Turnover Date (except as provided in SECTION 11.11(b)), Aera shall prepare and deliver to Buyer a settlement statement (whether one or more, the "FINAL SETTLEMENT STATEMENT"), which shall deduct royalties, operating expenses, taxes, overhead and other amounts due to Aera from amounts due to Buyer as provided in this Agreement, with adjustments as necessary for items identified after the Closing. Aera may set off any resulting amount due to Buyer against amounts that Buyer


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

                  may otherwise owe to Aera when a Final Settlement Statement is prepared.

         (b) If either the SPBP Turnover Date or the Turnover Date has not occurred within 120 days after the Closing and the SPBP Turnover Date and the Turnover Date are more than 30 days apart, then there shall be two Final Settlement Statements, each due by 75 days after the applicable turnover date. In the event that there are to be two Final Settlement Statements, the first of the two Final Settlement Statements shall address all matters except for those that cannot be addressed until after the occurrence of the later of the two turnover dates.

         11,12. BUYER'S RESPONSE TO FINAL SETTLEMENT STATEMENTS. Buyer shall respond in writing with objections and proposed corrections within thirty (30) days after receiving a Final Settlement Statement. If the Parties cannot resolve their differences within ninety (90) days after Aera's receipt of Buyer's objections, then the alternate-dispute-resolution and arbitration procedures of this Agreement shall be triggered. If Buyer does not respond to a Final Settlement Statement by signing or objecting in writing within the thirty (30) day period, the statement shall be deemed approved by Buyer. After approval of a Final Settlement Statement, Aera shall send a check or invoice, as the case may be, to Buyer for the net amount due to Buyer or from Buyer, respectively. If payment is not made within thirty (30) days of Buyer's receiving the invoice, the amount due may, at Aera's option, bear interest at a rate of twelve percent (12%) per annum, compounded daily, or the maximum lawful rate, whichever is less, from the date of Buyer's receipt of the invoice until paid. Inquiries, objections and proposed corrections regarding the Final Settlement Statement must be in writing, addressed to:


                                 Aera Energy LLC
                                 P. O. Box 11164
                           Bakersfield, CA 93389-1164
                    Attention: Energy & Planning Department,
                           Strategic Development Group



                       ARTICLE 12. TAXES, COSTS, AND FEES

         12.01. REAL PROPERTY TAXES. Ad valorem taxes (including production-based ad valorem taxes), real property taxes, and similar obligations imposed on the Beta Interests or the Property according to their value ("REAL PROPERTY TAXES") will be apportioned between Aera and Buyer as of the Effective Time. Whether the Beta Interests are valued based on the previous year's production or any other basis, Buyer is obligated to pay the current year's ad valorem tax assessment and all subsequent Real Property Taxes, subject to the following apportionment provisions. The basis of the apportionment will be the assessment for the tax year in which the Effective Time occurs or, if that assessment is not known, then the basis of the apportionment will be the assessment for the previous tax year. Buyer will be responsible for all Real Property Taxes and interest that are applied to the Beta Interests retroactively after the


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

Effective Time. The Parties agree that all Liability with respect to Real Property Taxes applicable to the SPBP Tangible Assets shall be the continuing, exclusive obligation of SPBPC, and there shall be no apportionment of any such Liability hereunder.

         12.02. PRODUCTION TAXES. All taxes (other than Real Property Taxes and income taxes) imposed on or with respect to the production of Oil, Gas, or other hydrocarbons or minerals, or the receipt of proceeds from their sale (including severance, production, and excise taxes) attributable to the Beta Interests will be apportioned between the Parties as of the Effective Time. Aera will be responsible for paying or withholding all such taxes that have accrued before the Effective Time and for filing all statements, returns, and documents pertinent to them. Buyer will be responsible for paying or withholding all such taxes that accrue or are applied retroactively after the Effective Time; for filing all statements, returns, documents incident to them; and for obtaining reimbursements, if any, relating to those taxes.

         12.03. OTHER TAXES. Buyer will pay, all applicable state and local sales taxes, use taxes, gross receipts taxes, business license taxes, other taxes (except taxes imposed by reason of income to Aera), and fees. Buyer will pay all state and local taxes, including penalty and interest, if any, assessed after the Effective Time against either Party with respect to this transaction or, if paid by Aera, Buyer will promptly reimburse Aera for amounts paid. Buyer will pay all documentary stamp taxes and documentary transfer taxes. For tangible personal property located in California that Buyer intends to be used in offshore waters, Buyer agrees to execute the California Sales Tax Exemption set forth in EXHIBIT M.


       ARTICLE 13. OIL IN STORAGE, PROCEEDS, COSTS, EXPENSES, CLAIMS, AND
                                  DISBURSEMENTS

         13.01. OIL IN STORAGE.

         (a) All Oil in storage at the Effective Time, including working inventory, attributable to the Beta Interests, shall belong to Aera. Subject to Buyer's payment for such Oil as set forth below, title to Oil in storage that was produced from the Beta Unit and is attributable to the Beta Interests will transfer to Buyer at the Closing, but effective as of the Effective Time.

         (b) All Oil in the SPBP Tangible Assets downstream of the LACT Unit on Platform Elly at the Effective Time, including Oil in stock tanks, wash tanks, heater treaters, flowlines, and pipelines, shall belong to Aera. At the Effective Time, Aera will either run or gauge the Oil in storage with respect to the Beta Unit. At the Escrow Opening, Buyer will pay to the Escrow Agent, and at the Closing, Buyer will cause the Escrow Agent to pay to Aera an amount equal to $750,000.00, which amount is agreed to be a good faith estimate of the value of Aera's Oil in storage and in pipelines as of the Effective Time (the "INVENTORY CLOSING AMOUNT"). Such amount shall be subject to adjustment after the Closing in the


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

                  preparation of a Final Settlement Statement to account for the difference between the value of (x) the actual amount of Oil in storage and attributable to the Beta Interests and the value of such Oil (determined pursuant to SECTION 13.01(d)), and (y) the amount of the Inventory Closing Amount.

         (c) Aera will use measured Oil inventories in a Final Settlement Statement, if available or, if not available, then estimated Oil inventories. The estimates will be based on the average month-end inventories of the three (3) most recent calendar months prior to the Effective Time. If there is a difference between the value of the estimated Oil in storage and the value of inventories run or gauged at the Effective Time, Aera may include the difference in a Final Settlement Statement.

         (d)      Oil inventories will be priced, at Aera's option, at either
                  (i) the average of the two highest prices, as determined by Aera, posted by other purchasing companies in the field or locality where the Beta Interest is located, for Oil of like grade and gravity, in effect at the Effective Time; or (ii) the average, actual price received from the sale of Oil shipped from the Beta Unit by Buyer during the month in which the Effective Time occurs.

         13.02. NOTICE TO REMITTERS OF PROCEEDS. After the Closing, Aera will make reasonable efforts to notify all remitters of proceeds from the sale of Oil and Gas production attributable to the Beta Interests to advise them of this transaction. Aera is responsible for obtaining from the remitters revenues accrued before the Effective Time, and Buyer is responsible for obtaining from the remitters revenues accruing after the Effective Time. The Parties will inform the remitters that the sale of the Beta Interests has closed by letter-in-lieu-of-transfer order or other documents required by each remitter.

         13.03. RESERVATION OF CLAIMS. At the Closing, Aera shall reserve all Claims, accounts receivable and rights of any kind concerning the Beta Interests or Properties against third Persons, which Claims, accounts receivable or rights accrue before the Effective Time (including those against overriding royalty owners, royalty owners, working-interest owners, and Oil or Gas purchasers), whether discovered before or after the Effective Time or the Closing, whichever is later.

         13.04. RESERVATION OF RESERVED PRODUCTION PAYMENT; COMPUTATION OF STOCK PURCHASE PRICE. In the Assignment and Bill of Sale, Aera shall reserve and except from the assignment of the Beta Interests a dollar-denominated production payment (the "RESERVED PRODUCTION PAYMENT"), payable solely from the Oil production attributable to the Wells drilled from Platform Eureka and attributable to the Beta Interests. The Reserved Production Payment is payable from and after Payout. The Parties agree to rely on the Oil production reported by Buyer, in good faith, to the MIS and subject to the following terms, in establishing the time that Payout occurs.

         (a) Platform Eureka currently has no meter to measure Oil produced and shipped from Platform Eureka. Oil shipped to Platform Elly from Platform Eureka shall be metered there in accordance with a protocol developed by Buyer and approved in writing by Aera; PROVIDED that, if and when dehydration equipment is installed and used on Platform Eureka, Oil produced from Platform Eureka shall be measured on Platform Eureka.

         (b) All such methods used by Buyer to measure Oil production from Platform Eureka shall be subject to review and approval by Aera in its reasonable discretion. In addition, Aera will have the right from time to time to require that the meters and/or other equipment utilized for such measurement be tested at reasonable intervals and Aera will have the right to witness such metering, all in accordance with procedures to be agreed upon by the Parties acting in good faith.

         (c) Aera, upon notice in writing to Buyer, will have the right to audit Buyer's accounts and records relating to the payment of the Reserved Production Payment and the Stock Purchase Price and/or the computation of Oil production from Platform Eureka, and any other records relating to the determination of the amounts due hereunder.


                   ARTICLE 14. POST-CLOSING OPERATIONS BY AERA

         If the Closing occurs, the provisions of this Article 14 shall apply, as to matters before and after the Closing Date, as more particularly set forth in this Article 14:

         14.01. OPERATION BY AERA.

         (a) Section 10.1 of the Unit Operating Agreement designates Shell Oil Company as the unit operator, and Aera is the successor-in-interest to Shell Oil Company as unit operator under the Unit Operating Agreement (Aera, in such capacity, the "UNIT OPERATOR"). Aera will continue to act as Unit Operator until the first day of the month following the month in which the later of the following occurs;

                  (i) each of (A) the Closing (prior to which Buyer shall have obtained the MMS Approval and all other regulatory approvals and permits and satisfied all requirements of financial security in connection with the ownership and operation of the Beta Interests);
                           (B) Aera's determination that Buyer (or the successor operator) is capable of fulfilling the obligations of the Unit Operator; and (C) Buyer's (or another Person's) election as successor Operator of the Beta Interests under the Unit Operating Agreement; or

                  (ii) any other events or actions as may be required by Applicable Law, subsequent to the occurrence of all conditions specified in CLAUSE (i) immediately above;

                           PROVIDED, HOWEVER, that Aera may, in its sole and absolute discretion, elect to waive one or more of the foregoing requirements and turn over operation of the Beta Unit prior to the time that would otherwise apply under this SECTION 14.01(a).

         The date on which Aera ceases to act as Unit Operator is referred to herein as the "Turnover DATE". As soon as practicable after the Turnover Date, operations will be turned over to, and become the responsibility of, Aera's successor as Unit Operator. Aera is not obligated to obtain Buyer's approval of any aspect of operations while it operates the Beta Interests. Notwithstanding anything to the contrary in this Agreement, Aera may cancel its applicable governmental permits at any time after the Turnover Date and for any reason after it ceases to operate the Beta Interests.

         (b) Pursuant to the Pipeline Operating Agreement, Aera acts as Operator of the San Pedro Bay Pipeline and other SPBP Tangible Assets. Aera will continue to act as Operator thereof until later to occur of (i) the Turnover Date or (ii) such other time, following Buyer's receipt of the OSLO Approval and all other regulatory approvals and permits and satisfying all requirements of financial security in connection with the ownership and operation of the San Pedro Bay Pipeline, as Aera may elect in its sole and absolute discretion (the "SPBP TURNOVER DATE"). As soon as practicable after the SPBP Turnover Date, operation of the San Pedro Bay Pipeline will be turned over to, and become the responsibility of, Aera's successor as Operator. Aera is not obligated to obtain Buyer's approval of any aspect of operations while it operates the San Pedro Bay Pipeline and other SPBP Tangible Assets. Notwithstanding anything to the contrary in this Agreement, Aera may cancel its applicable governmental permits at any time after the SPBP Turnover Date and the turnover of operation of the San Pedro Bay Pipeline and other SPBP Tangible Assets.

         (c) Pursuant to the Pipeline Sub-Operating Agreement, Buyer shall act as Aera's agent and contract operator and shall perform and discharge Aera's obligations to SPBPC pursuant to the Pipeline Operating Agreement.

         14.02. BETA CHARGES TO BE PAID BY BUYER. For the period of operation by Aera, as Unit Operator, after the Effective Time and before the Turnover Date, Buyer will pay Aera as follows:

         (a) the actual costs and expenses of operation and maintenance and other miscellaneous costs and expenses incidental to the operation, protection, and maintenance of the Beta Unit, but excluding costs under SECTION 14.02(b), as determined under the Unit Operating Agreement and the Beta Unit COPAS; plus

         (b) reimbursement for workover costs, plugging, abandoning, and reabandoning costs, and other major costs incurred by Aera incidental to the operation, protection, and maintenance of the Beta Unit, as determined under the Unit Operating Agreement and the Beta Unit COPAS; plus

         (c) overhead, as determined under the Unit Operating Agreement and Beta Unit COPAS. Generally, this will be at a rate equal to fifteen percent (15%) of the sum of the amounts under SECTIONS 14.02(a) and (b) above.

         These charges shall be billed monthly in accordance with the Unit Operating Agreement and the Beta Unit COPAS, and charges for the final month of operation by Aera, as Unit Operator, shall be included in a Final Settlement Statement.

         14.03. SPBPC CHARGES TO BE PAID BY BUYER. For the period of operation by Aera, as operator under the Pipeline Operating Agreement (excepting any period in which Buyer is operating the San Pedro Bay Pipeline and other SPBP Tangible Assets under the Pipeline Sub-Operating Agreement), after the Effective Time and before the SPBP Turnover Date, Buyer will pay or cause to be paid to Aera as follows:

         (a) operation and maintenance expenses and other miscellaneous costs and expenses incidental to the operation, protection, and maintenance of the San Pedro Bay Pipeline and other SPBP Tangible Assets; plus

         (b) reimbursement for additional expenses and costs of Aera pursuant to the Cash Management Agreement, it being understood that SPBPC and Aera Energy LLC will continue to operate pursuant to the Cash Management Agreement until it is terminated pursuant to this Agreement; plus

         (c) overhead, at a rate equal to fifteen percent (15%) of the sum of the amounts under SECTIONS 14.03(a) and (b) above.

         The Parties expect that SPBPC will continue to collect its pipeline tariff and be the primary source of funds for paying the amounts under SECTIONS 14.03(a)-(c). The Cash Management Agreement will provide liquidity or hold surplus funds until the Closing. The balance of charges and funds provided pursuant to the Cash Management Agreement may, at Aera's election, be billed monthly if the balance is more than $50,000, otherwise the balance will be rolled forward. The amount of any unbilled balance at the time of the Closing shall be included in a Final Settlement Statement and paid in connection with the settlement thereunder.

         14.04. RISK OF LOSS.

         (a) Unless this Agreement is terminated as to a Beta Interest or a SPBP Interest, the risk of loss for damage to or destruction of the Beta Tangible Assets, the SPBP Tangible Assets or any of the Property associated therewith will pass from Aera to Buyer as of the Effective Time,

                  INCLUDING DAMAGE OR DESTRUCTION RESULTING IN WHOLE OR IN PART FROM THE NEGLIGENCE OR STRICT LIABILITY OF AERA OR ITS ASSOCIATED PARTIES. Damage to, or destruction of, any of the Beta Tangible Assets, the SPBP Tangible Assets or any of the Property will not be cause for Buyer to delay Escrow Opening or the Closing or terminate this Agreement.

         (b) Aera and Purchaser each expressly waive the provisions of California Civil Code Section 1662 and hereby agree that the provisions of this Agreement shall govern the Parties' obligations in the event of any damage or destruction to the Beta Tangible Assets, the SPBP Tangible Assets or any of the Property or the taking of all or any part of the Property, as applicable.

         14.05. SELECTION OF OPERATOR. Aera may elect to poll the Other WI Owners under the Unit Operating Agreement, the Second Unit Operating Agreement or Unit Agreement before the Closing to select a successor Operator of the Beta Unit. The poll may require that Aera will not resign as Operator unless the Closing occurs. Aera may resign as Operator under Applicable Law if Buyer does not diligently pursue its designation as Operator of the Beta Unit that it will operate. If Aera does not poll such parties prior to the Closing, then Buyer shall do so immediately after the Closing. Buyer's selection as Operator, whether under the Unit Operating Agreement, the Second Unit Operating Agreement or Unit Agreement or pursuant to Applicable Law, is not a condition of Buyer's performance under this Agreement.

         14.06. CHANGE OF OPERATOR.

         (a) Unless otherwise provided by Applicable Law, or any Related Agreement, promptly after the Execution Date, Buyer shall apply for and use commercially reasonable efforts to obtain all regulatory approvals and permits and satisfy all requirements of financial security to operate the Beta Interests either that it will operate or for which it intends to stand for election as Operator.

         (b) Unless otherwise provided by Applicable Law, or any Related Agreement, promptly after the Execution Date, Buyer shall apply for and use commercially reasonable efforts and obtain, in its own name or in the name of SPBPC, all regulatory approvals and permits and satisfy all requirements of financial security to operate the San Pedro Bay Pipeline and other SPBP Tangible Assets.

         (c) Buyer shall deliver all copies or other evidence of compliance with this SECTION 14.06 to Aera before the Turnover Date and the SPBP Turnover Date, as applicable.

         14.07. CHANGE OF OPERATOR DOCUMENTATION, After the Execution Date, Buyer shall deliver to Aera evidence reasonably satisfactory to Aera of the following:

         (a) that Buyer has complied with the requirements of all Applicable Laws relating to the transfer of operatorship of the Beta Unit, including those regarding the assumption of responsibility for the Abandonment Obligations, including plugging and abandoning of each Well, Platform Eureka, Platform Elly, Platform Ellen and each other platform and facility that is included in the applicable Beta Interests or located on the Property;

         (b) that Buyer has complied with the requirements of all Applicable Laws relating to the transfer of operatorship the San Pedro Bay Pipeline and the other SPBP Tangible Assets, including those regarding the assumption of responsibility for those Abandonment Obligations pertaining to the San Pedro Bay Pipeline and the other SPBP Tangible Assets;

         (c) that each appropriate bond, surety letter, letter of credit, other financial security or Required Bond has been accepted by the relevant Governmental Entities in respect of the change of operator of the Beta Unit and the San Pedro Bay Pipeline and other SPBP Tangible Assets;

         (d) that Buyer, to the extent possible under Applicable Law, obtained all necessary permits or transfers of permits to operate the Beta Interests and the Property; and

         (e) that Buyer (or SPBPC, as applicable) has, to the extent possible under Applicable Law, obtained all necessary permits or transfers of permits to operate the San Pedro Bay Pipeline and related SPBP Tangible Assets and the Property.

if Buyer is unable, on or prior to the Escrow Opening Date, to deliver to Aera evidence reasonably satisfactory to Aera of any of foregoing in this SECTION 14.07, then at the Escrow Opening, Buyer shall notify Aera in writing and in reasonable detail of the extent to which, and the reasons why, Buyer has not then satisfied any of the foregoing.

         14.08. REASSIGNMENT OF TITLE TO STOCK. If the SPBP Turnover Date has not occurred by March 31, 2008, then, unless Aera has already exercised such right (as contemplated by SECTION 11.04(b)), Aera may require, in its sole and absolute discretion, reassignment of all of the Stock. Reassignment of the Stock will be in the manner and on the terms and conditions described in SECTION 11.05 and SECTION 11.06.

         14.09. REMOVAL OF SIGNS.

         (a) Aera may either remove its name and signs from the Beta Tangible Assets and the Property or require Buyer to do so. If Aera's name or signs remain on the Beta Tangible Assets or Property after Aera ceases to be Operator and Buyer has become Operator, Buyer must (a) remove any remaining signs and references to Aera promptly, but no later than the time required by Applicable Law or forty-five (45) days after Aera ceases to be Operator, whichever occurs first,
                  (b) install signs complying with Applicable Laws, including signs showing Buyer as Operator of the Beta Unit, and (c) notify Aera of the removal and installation. Aera reserves a right of access to any Property after it ceases to be Operator to remove its signs and name from all Wells, platforms, facilities and Properties, or to confirm that Buyer has done so for the Beta Unit. If Aera removes signs because Buyer has not done so, Aera will charge its costs to Buyer, and Buyer will pay Aera's invoice within fifteen (15) days after receipt.

         (b) Aera may either remove its name and signs from the San Pedro Bay Pipeline and any other SPBP Tangible Assets and any Property, or may require Buyer to do so. If Aera's name or signs remain on any SPBP Tangible Assets or any Property after Aera ceases to be Operator and Buyer has become Operator, Buyer shall (a) remove any remaining signs and references to Aera promptly, but no later than the time required by Applicable Law or forty-five (45) days after Aera ceases to be Operator, whichever occurs first, (b) install signs complying with Applicable Laws, including signs showing Buyer as Operator of any SPBP Tangible Assets, and (c) notify Aera of the removal and installation. Aera reserves a right of access to any Property after it ceases to be Operator to remove its signs and name from all SPBP Tangible Assets and the Property, or to confirm that Buyer has done so. If Aera removes signs because Buyer has not done so, Aera will charge its costs to Buyer, and Buyer will pay Aera's invoice within fifteen (15) days after receipt.

                       ARTICLE 15. EMPLOYEES AND PERSONNEL

         15.01. OFFERS OF EMPLOYMENT.

         (a) Buyer may select and offer employment with Buyer to all or a portion of those employees of Aera Energy Services Company ("AERA SERVICES") located at Platform Eureka, Platform Elly and Platform Ellen, who are identified on a list to be provided by Aera within ten (10) days after the Execution Date (the "PROSPECTIVE EMPLOYEES"). Buyer's offers of employment to the selected Prospective Employees shall be made in writing and shall be made during a "HIRING PERIOD" beginning on the date of this Agreement and ending on the 15th day after the Closing Date. Such offers may impose a ten-day deadline for response, so long as the deadline for response is within the Hiring Period. The date as of which employment with Buyer is to begin in accordance with all such offers shall be the Turnover Date. Buyer may require that each Prospective Employee submit a formal application for employment. Buyer shall have no obligation under this Agreement to employ any Prospective Employee. Those Prospective Employees who accept Buyer's employment offers and become employees of Buyer on the Turnover Date are the "AFFECTED EMPLOYEES." Neither Aera nor Aera Services makes any representation or warranty, express or implied, regarding the qualifications, capabilities or fitness for duty of any of the Affected Employees. The Prospective Employees who do not become Affected Employees are the "REMAINING EMPLOYEES." Nothing in this Agreement shall affect Buyer's right to terminate the employment of any Affected Employee on or after the date he or she becomes an employee of Buyer, with or without cause, or Aera Service's right to terminate the employment of any Prospective Employee or Remaining Employee, before or after the Turnover Date.

         (b) Buyer shall control and be responsible for the process of selecting from the Prospective Employees those Prospective Employees to whom Buyer makes an offer of employment.

         (c) On or before the Turnover Date, Buyer shall notify Aera as to the list of Affected Employees.

         15.02. WARN ACT INDEMNIFICATION. Buyer shall indemnify Aera and each of its Affiliates (including Aera Services) against all liabilities arising out of the notification or other requirements of the Worker Adjustment and Retraining Notification Act of 1988, as amended ("WARN ACT"), with respect to the Affected Employees in connection with actions taken by Buyer on or after the Closing Date.

         15.03. GENERAL EMPLOYEE PROVISIONS.

         (a) If any of the arrangements described in this ARTICLE 15 are determined by the U.S. Internal Revenue Service or other applicable Governmental Entity, or by a court of competent jurisdiction, to be prohibited by Applicable Law, Aera and Buyer shall modify such arrangements to as closely as possible retain the intent and economic benefits and burdens of the parties as reflected herein in a manner which is not prohibited by Applicable Law.

         (b) As soon as reasonably practicable after the Closing Date, and to the extent required for Buyer to comply with the terms of this ARTICLE 15, Aera will cause Aera Services to provide to Buyer a list of all Affected Employees' length of service used under the employee benefit plans or policies of Aera or its Affiliates as of the Closing Date.

         (c) In the event that Buyer hires any Remaining Employee within six (6) months after he or she terminates employment with Aera Services, Buyer shall notify Aera of such event and shall reimburse Aera for any severance pay paid by Aera or Aera Services to such Remaining Employee as soon as possible after the hire date.


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                 ARTICLE 16. PREFERENTIAL RIGHT TO PURCHASE OIL

         Aera will not reserve any preferential right to purchase Oil produced from the Beta Interests after the Effective Time.


                 ARTICLE 17. PREFERENTIAL RIGHT TO PURCHASE GAS

         Aera will not reserve any preferential right to purchase Gas, produced from the Beta Interests after the Effective Time.


        ARTICLE 18. BUYER'S RELEASE, DISCHARGE, AND COVENANT NOT TO SUE;
          BUYER'S OBLIGATIONS TO INDEMNIFY, DEFEND, AND HOLD HARMLESS;
                               DISPUTE RESOLUTION

         18.01. BUYER'S RELEASE AND DISCHARGE OF AERA AND ITS ASSOCIATED PARTIES. Buyer releases and discharges Aera and its Associated Parties from each Claim and Liability relating to the SPBP Interests (including the SPBP Tangible Assets), the Beta Interests (including the Beta Tangible Assets), the Stock, SPBPC, the Property and the transactions contemplated hereby (including all Abandonment Obligations), regardless of when or how the Claim or Liability arose or accrued, or arises or accrues, or whether the Claim or Liability is foreseeable or unforeseeable. BUYER'S RELEASE AND DISCHARGE OF AERA AND ITS ASSOCIATED PARTIES INCLUDE CLAIMS AND LIABILITIES RESULTING IN ANY WAY FROM THE NEGLIGENCE OR STRICT LIABILITY OF AERA OR ITS ASSOCIATED PARTIES, WHETHER THE NEGLIGENCE OR STRICT LIABILITY IS ACTIVE, PASSIVE, JOINT, OR CONCURRENT. The only exception to Buyer's release and discharge of Aera and its Associated Parties is stated in SECTION 18.04(c), and the release and discharge are binding on Buyer and its successors and assigns.

         18.02. BUYER'S COVENANT NOT TO SUE AERA OR ITS ASSOCIATED PARTIES. Buyer covenants not to sue Aera or its Associated Parties with regard to any Claim or Liability relating to the SPBP Interests (including the SPBP Tangible Assets), the Beta Interests (including the Beta Tangible Assets), the Stock, SPBPC, the Property, and the transactions contemplated hereby (including any Abandonment Obligations), regardless of when or how the Claim or Liability arose or accrued, or arises or accrues, or whether the Claim or Liability is foreseeable or unforeseeable. BUYER'S COVENANT NOT TO SUE AERA OR ITS ASSOCIATED PARTIES INCLUDES CLAIMS AND LIABILITIES RESULTING IN ANY WAY FROM THE NEGLIGENCE OR STRICT LIABILITY OF AERA OR ITS ASSOCIATED PARTIES, WHETHER THE NEGLIGENCE OR STRICT LIABILITY IS ACTIVE, PASSIVE, JOINT, OR CONCURRENT. The only exception to Buyer's covenant not to sue Aera or its Associated Parties is stated in SECTION 18.04(c), and the covenant is binding on Buyer and its successors and assigns.

         18.03. BUYER'S OBLIGATIONS TO INDEMNIFY, DEFEND, AND HOLD AERA AND ITS ASSOCIATED PARTIES HARMLESS. Buyer will indemnify, defend, and hold harmless Aera


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and its Associated Parties for, and will pay to Aera the amount of, each Claim and Liability relating to, arising, directly or indirectly, from or in connection with:

         (a) any breach of any representation or warranty made by Buyer in this Agreement, the Assignment and Bill of Sale or any other certificate or document delivered by Buyer pursuant to this Agreement;

         (b) any breach by Buyer of any covenant or obligation of Buyer in this Agreement, the Assignment and Bill of Sale or any other certificate or document delivered by Buyer pursuant to this Agreement; and

         (c) the SPBP Interests (including the SPBP Tangible Assets), the Beta Interests (including the Beta Tangible Assets), the Stock, SPBPC, the Property, and the transactions contemplated hereby (including all Abandonment Obligations), regardless of when or how the Claim or Liability arose or accrued, or arises or accrues, or whether the Claim or Liability is foreseeable or unforeseeable.

BUYER'S OBLIGATIONS TO INDEMNIFY, DEFEND, AND HOLD AERA AND ITS ASSOCIATED PARTIES HARMLESS INCLUDE CLAIMS AND LIABILITIES RESULTING IN ANY WAY FROM THE NEGLIGENCE OR STRICT LIABILITY OF AERA OR ITS ASSOCIATED PARTIES, WHETHER THE NEGLIGENCE OR STRICT LIABILITY IS ACTIVE, PASSIVE, JOINT, OR CONCURRENT. The only exception to Buyer's obligations to indemnify, defend, and hold Aera and its Associated Parties harmless is stated in SECTION 18.04(c), and the obligations are binding on Buyer and its successors and assigns.

         18.04. BUYER'S OBLIGATIONS.

         (a) In each instance of Buyer's obligations to release, discharge, indemnify, defend, and hold Aera and its Associated Parties harmless and its covenant not to sue Aera or its Associated Parties, the Claims and Liabilities subject to the obligations include the following:

                  (i) the ownership of the Stock and the Beta Interests by Aera or its Associated Parties, the operation of the Beta Tangible Assets, Beta Interests, SPBP Tangible Assets, the Property and SPBPC by Aera or its Associated Parties, and the acts or omissions of Aera or its Associated Parties in connection with the SPBPC, the Beta Interests, the SPBP Tangible Interests, the Property or the Related Agreements, whether arising or accruing before or after the Effective Time.

                  (ii) the ownership of the Stock and the Beta Interests by Buyer, the operation of the Beta Interests, Beta Tangible Assets, SPBP Tangible Assets, the Property and SPBPC by Buyer or its


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                           Associated Parties, and the acts or omissions of
                           Buyer or its Associated Parties in connection with the SPBPC, the Beta Interests, the SPBP Tangible Interests, the Property or under this Agreement or the Related Agreements, whether arising or accruing before or after the Effective Time.

                  (iii) the acts or omissions of third Persons relating to SPBPC, the SPBP Tangible Interests, the Property or the Beta Interests.

         (b) Buyer's obligations under this Agreement to release, discharge, indemnify, defend, and hold Aera and its Associated Parties harmless and its covenant not to sue Aera or its Associated Parties include Claims and Liabilities arising in any manner from the following:

                  (i) preferential and similar rights held by PRP Holders to purchase any portion of the Beta Interests;

                  (ii) the review, inspection and assessment of the SPBP Interests, SPBPC, the Beta Interests and the Property by Buyer and its Associated Parties;

                  (iii) any error in describing the SPBP Interests, SPBPC, the Beta Interests or the Property, or any error in the conveyancing instruments;

                  (iv) rights and obligations of the Parties or third Persons under the Related Agreements;

                  (v)      closing without a Consent;

                  (vi) failure by third Persons to approve or consent to any aspect of this transaction after Escrow Opening;

                  (vii) obligations to plug and abandon Wells and platforms and remediate the Beta Tangible Assets, the SPBP Tangible Assets and the Property;

                  (viii) payment of Real Property Taxes or other taxes applicable to any of the SPBP Interests, SPBPC, the Stock, the Beta Interests and any Property;

                  (ix) payments or disbursements paid or payable by Aera or Buyer to third Persons;

                  (x) a physical or environmental condition relating to the SPBP Tangible Assets, SPBPC, the Beta Tangible Assets or any Property,


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                           including Claims and Liabilities under the
                           Environmental Laws, or failure to comply with the Environmental Laws;

                  (xi) remediation activities, including damages incurred by Buyer or its Associated Parties during or arising from remediation activities;

                  (xii) lawsuits filed before the Effective Time, but amended after the Effective Time to include SPBPC, the SPBP Interests, the Stock, the Beta Interests or Property or Aera's ownership of or activities regarding the Stock, SPBPC, the SPBP Interests, the Beta Interests or Property; and

                  (xiii) obligations to inspect (including any pigging operation) or to repair or recondition any of the SPBP Tangible Assets.

         (c) Buyer's obligations to indemnify, defend, and hold Aera and its Associated Parties harmless do not apply, however, to:

                  (i) Claims or Liabilities with respect to the Beta Interests, the Stock or the Property that result from a judgment rendered or settlement reached in a lawsuit filed before the Effective Time, but only to the extent that acts or omissions that gave rise to the cause of action are attributable to the conduct or operation or ownership of Aera or its Associated Parties before the Effective Time; or

                  (ii) Claims that Aera breached this Agreement or the Transaction Documents.

         (d) The Parties recognize that certain lawsuits with respect to the Stock, the Property and the Beta Interests may have been filed before the Effective Time, but concern activities continuing after the Effective Time, so that after Escrow Opening, Buyer may be a proper party to such lawsuits. For these lawsuits, Buyer's obligations to indemnify, defend, and hold Aera and its Associated Parties harmless will apply to activities occurring after the Effective Time. Aera will continue to defend its own interests and provide principal counsel in an action under this SECTION 18.04(d) for which it remains a party after the Effective Time.

         18.05. BUYER'S DUTY TO DEFEND. Buyer acknowledges that its obligations to indemnify, defend, and hold Aera and its Associated Parties harmless under this Agreement include obligations to pay the attorneys' fees and court and other costs incurred by Aera and its Associated Parties in defending all Claims. As to each Claim and Liability, Aera, at its sole option, may elect to (a) manage its own defense, in which event Buyer shall reimburse Aera and its Associated Parties for all attorneys' fees and court and other costs reasonably incurred in defending a Claim, upon delivery to Buyer of invoices for these fees and costs; or (b) tender its defense as to any Claim to Buyer,


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in which event Buyer will be responsible for all aspects of defending the Claim at issue and resulting Liabilities.

         18.06. ALTERNATE DISPUTE RESOLUTION AND ARBITRATION.

         (a) This section applies to any dispute between the Parties, arising at any time, that is not subject to Buyer's release and discharge of Aera and its Associated Parties or Buyer's covenant not to sue Aera or its Associated Parties or is not specifically excluded under this section. Whether a dispute is subject to Buyer's release, discharge or covenant not to sue or to this section (or is excluded from this section by its terms), and whether there is a contract between the Parties, are issues that will be resolved under the alternate dispute resolution and arbitration provisions set forth or described in this section.

         (b) As to the disputes subject to this section, any Claim or controversy of whatever nature, including an action in tort or Contract or a statutory action ("DISPUTED CLAIM"), or the arbitrability of a Disputed Claim, will be resolved under the terms, conditions, and procedures set forth in EXHIBIT D and will be binding on both Parties and their respective successors and assigns. Neither Party may prosecute or commence any suit or action against the other Party relating to any matters that are subject to this section.

         (c) Aera will determine, at its sole option, whether a Claim filed by a third Person against Buyer or Aera will be subject to this section. If Buyer has notified Aera before the Closing of a Disputed Claim by Buyer before the Closing and the Disputed Claim is not resolved before the Closing, the Disputed Claim will not be subject to this section unless agreed by the Parties.

         18.07. BUYER'S WAIVER OF CONSUMER RIGHTS UNDER ANY CALIFORNIA CONSUMER PROTECTION LAWS. AS PARTIAL CONSIDERATION TO AERA TO ENTER INTO THIS AGREEMENT, TO THE EXTENT THAT ANY CALIFORNIA CONSUMER PROTECTION LAWS ARE APPLICABLE TO THIS TRANSACTION, BUYER CAN AND DOES EXPRESSLY WAIVE ITS RIGHTS UNDER SUCH CALIFORNIA CONSUMER PROTECTION LAWS. AFTER CONSULTATION WITH AN ATTORNEY OF ITS OWN SELECTION, BUYER VOLUNTARILY CONSENTS TO THIS WAIVER. IN ADDITION, BUYER WAIVES ITS RIGHTS UNDER ALL OTHER CONSUMER PROTECTION LAWS IN OTHER STATES APPLICABLE TO THIS TRANSACTION THAT MAY BE WAIVED BY THE PARTIES.

         18.08. RETROACTIVE EFFECT. In addition to the assumption of liabilities and releases and indemnities in the Agreement applicable to times from and after the Execution Date, Buyer acknowledges that its obligations to release, discharge, defend,


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and hold Aera and its Associated Parties harmless and its covenant not to sue
Aera or its Associated Parties apply to matters occurring or arising before the Execution Date to the extent provided in this Agreement.

         18.09. INDUCEMENT TO AERA. BUYER ACKNOWLEDGES THAT IT HAS EVALUATED ITS OBLIGATIONS UNDER THIS ARTICLE BEFORE IT DETERMINED AND SUBMITTED ITS OFFER TO PURCHASE THE BETA INTERESTS AND THE STOCK AND THAT ITS ASSUMPTION OF THESE OBLIGATIONS IS A MATERIAL INDUCEMENT TO AERA TO ENTER INTO THIS AGREEMENT WITH, AND CLOSE THE SALE TO, BUYER.

                        ARTICLE 19. ENVIRONMENTAL MATTERS

         19.01. BUYER'S ACKNOWLEDGMENT CONCERNING POSSIBLE CONTAMINATION OF THE BETA TANGIBLE ASSETS, THE SPBP TANGIBLE ASSETS AND THE PROPERTY. Buyer is aware that the SPBP Tangible Assets, the Beta Tangible Assets and the Property have been used for exploration, development, production, processing and transportation of Oil and Gas and that there may be petroleum, produced water, wastes, or other materials located on or under the Property or associated with the Beta Interests or the SPBP Interests. Equipment and sites included in the Beta Tangible Assets, the SPBP Tangible Assets or the Property may contain asbestos, hazardous substances, or NORM. NORM may affix or attach itself to the inside of Wells, materials, and equipment as scale, or in other forms; the Wells, materials, and equipment located on the Property or included in the Beta Interests or the SPBP Interests may contain NORM and other wastes or hazardous substances; and NORM-containing material and other wastes or hazardous substances may have been buried, come in contact with the soil, or otherwise been disposed of on the Property. Special procedures may be required for the remediation, removal, transportation, or disposal of wastes, asbestos, hazardous substances, and NORM from the Beta Tangible Assets, the SPBP Tangible Assets and the Property.

         BUYER WILL ASSUME ALL LIABILITY FOR THE ASSESSMENT, REMEDIATION, REMOVAL, TRANSPORTATION, AND DISPOSAL OF WASTES, ASBESTOS, HAZARDOUS SUBSTANCES, AND NORM FROM THE BETA TANGIBLE ASSETS, THE SPBP TANGIBLE ASSETS AND THE PROPERTY AND ASSOCIATED ACTIVITIES AND WILL CONDUCT THESE ACTIVITIES IN ACCORDANCE WITH ALL APPLICABLE LAWS, INCLUDING THE ENVIRONMENTAL LAWS.

         19.02. ADVERSE ENVIRONMENTAL CONDITIONS.

         (a) Buyer will have until ten (10) days after the Execution Date or ten (10) days before the Escrow Opening Date, whichever is earlier, to notify Aera in writing of any material adverse environmental condition of the Beta Tangible Assets, the SPBP Tangible Assets or the Property that Buyer finds unacceptable and provide evidence of the condition to Aera. An environmental condition shall be deemed a material adverse


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                  environmental condition ("CONDITION") only if all the
                  following criteria are met:

                  (i) The environmental condition is required to be remediated on the Execution Date under the Environmental Laws in effect on the Execution Date.

                  (ii) The total cost to remediate such environmental conditions exceeds Ten Million and No Hundredths Dollars ($10,000,000).

                  (iii) The environmental condition was not disclosed to or known by Buyer before the Execution Date.

         (b) Aera will have thirty (30) days after receipt of Buyer's notice under the preceding SUBSECTION (a), or until five (5) days before the Escrow Opening Date if it determines that an adverse environmental condition (whether material or not) may exist with respect to the Beta Tangible Assets, the SPBP Tangible Assets or the Property, to elect any of the following:

                  (i)      remove the affected interest from this Agreement;

                  (ii) remedy, or agree to remedy, the Condition, as provided below; or

                  (iii)    terminate this Agreement.

                  Aera may delay Escrow Opening until the end of this thirty
                  (30) day period, which delay will be in addition to and under the same terms as Aera's right to delay Escrow Opening under
                  SECTION 7.01(b).

         19.03. REMEDIATION, If Aera agrees with Buyer to remediate a Condition or is required by a Governmental Entity to remediate a Condition, the following will govern the remediation:

         (a) Aera will be responsible for all negotiations and contacts with Governmental Entities with regard to the Condition or remediation. Buyer may not make any independent contacts with any Governmental Entity, or other third Person with respect to the Condition or remediation and will keep all information regarding the Condition and remediation confidential, except in each instance to the extent required by Applicable Law.

         (b) Aera shall remediate the Condition to the level agreed upon by Aera and Buyer, but in no event will Aera be required to remediate the Condition beyond the level required by the Environmental Laws in effect on the Execution Date.

         (c) Buyer will grant and warrant access to the Beta Tangible Assets, the SPBP Tangible Assets and the Property after Escrow Opening to Aera, its


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                  Associated Parties, and third Persons conducting assessments or remediation, to the extent and as long as necessary to conduct and complete the assessment or remediation work, to remove equipment and facilities, and to perform any other activities reasonably necessary in connection with assessment or remediation.

         (d) Buyer will use its best efforts not to interfere with Aera's ingress and egress or assessment or remediation activities. Aera will make reasonable efforts to perform the work so as to minimize disruption to Buyer's business activities and to the Beta Tangible Assets, the SPBP Tangible Assets and the Property.

         (e) Aera will continue remediation of the Condition until the first of the following occurs:

                  (i) the appropriate Governmental Entities provide written notice to Aera or Buyer that no further remediation of the Condition is required; or

                  (ii) Aera determines that the Condition has been remediated to the level required by the Environmental Laws or as agreed by the Parties.

                  Upon the occurrence of either CLAUSE (i) or (ii) above, Aera will notify Buyer that remediation of the Condition is complete and provide a copy of the notification described in CLAUSE (i) above, if applicable. Upon delivery of Aera's notice, Aera will be released from all liability and have no further obligations under any provisions of this Agreement in connection with such Condition.

         (f) Until Aera completes remediation of a Condition, Aera and Buyer will each notify the other of any pending or threatened Claim, action, or proceeding by any Governmental Entity or private party that relates to or would affect the environmental condition, the assessment, or the remediation of the Beta Tangible Assets, the SPBP Tangible Assets or the Property.

         (g) After delivery of possession of the Beta Tangible Assets, the SPBP Tangible Assets and the Stock, and before Aera has completed remediation of a Condition, if a leak, spill, or discharge of any material or substance ("OCCURRENCE") occurs on the Property, the Beta Tangible Assets or the SPBP Tangible Assets, or any part thereof, Buyer will promptly notify Aera and act promptly to minimize the effects of the Occurrence. If a spill, leak or discharge occurs and Aera determines that it may affect the area where Aera is conducting remediation or assessment, Buyer will hire a consultant (who must be acceptable to Aera) to assess the effect of the Occurrence on the environmental


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                  condition of the Property, the Beta Tangible Assets and the
                  SPBP Tangible Assets, and Aera's remediation work and the cost of the additional work required as the result of the Occurrence. Unless the Occurrence was caused solely by Aera, Buyer will be responsible for the incremental cost of remediating the impact of the Occurrence. If Aera's remediation is expanded to incorporate remediation of the Occurrence, Buyer will promptly pay its share of costs and expenses to Aera as the work is performed, within thirty (30) days of receipt of invoices for the work (with supporting documentation). Payments not made timely will bear interest at a rate of twelve percent (12%) per annum or the maximum lawful rate, whichever is less, compounded daily from the date of Buyer's receipt of the invoice until paid.

                  If the cost of the additional work equals or exceeds the cost which would have been incurred but for the Occurrence, Aera will pay Buyer the cost that would have been incurred by Aera to complete the remediation but for the Occurrence. As consideration for this payment, Buyer will accept the environmental condition of the Property, the Beta Tangible Assets and the SPBP Tangible Assets as it exists on the date of the payment, assume full responsibility for remediating the Property, the Beta Tangible Assets, the SPBP Tangible Assets and related off-site contamination in accordance with this Agreement, and agree to release, not to sue, indemnify, hold harmless, and defend Aera and its Associated Parties as to Claims and Liabilities arising from the Occurrence to the same extent as described in ARTICLE 18.

         (h) Aera does not own all the Working Interest in the Beta Unit. If Aera undertakes remediation as to any interest in which Aera's ownership was less than one hundred percent (100%), Buyer will bill the other working interest owners for their share of the remediation expenses. Regardless of whether Buyer recoups any amount from the other working interest owners, Buyer shall refund to Aera, within sixty (60) days of each Aera invoice, with documentation, any amounts expended by Aera over the amount formerly attributable to Aera's working interest share.

         (i) If Aera will assess or remediate the Beta Tangible Assets, the SPBP Tangible Assets or the Property after Escrow Opening, the Assignment and Bill of Sale or other recordable instrument shall restate the rights and obligations of this section.

         19.04. DISPOSAL OF MATERIALS, SUBSTANCES, AND WASTES; COMPLIANCE WITH LAW. Buyer shall store, handle, transport and dispose of or discharge all materials, substances, and wastes from the Beta Tangible Assets, the SPBP Tangible Assets and the Property (including produced water, drilling fluids, NORM, and other wastes), whether present before or after the Effective Time, in accordance with Applicable Laws. Buyer shall keep records of the types, amounts, and location of materials, substances,


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and wastes that are stored, transported, handled, discharged, released, or disposed of onsite and offsite. When any OCS Lease or other lease included in the Beta Interests terminates or Buyer subsequently transfers any portion of the Beta Interests or SPBP Interests, Buyer shall undertake additional testing, assessment, closure, reporting, or remedial action with respect to the Beta Tangible Assets, SPBP Tangible Assets, Beta Interests or Property as is necessary to satisfy all local, state, or federal requirements in effect at that time and necessary to restore the Property, Beta Tangible Assets or SPBP Tangible Assets.

                             ARTICLE 20. GAS MATTERS

         Buyer acknowledges that all Gas produced from the Beta Unit is consumed in the operation of the Beta Unit. Accordingly, the Parties do not believe there are any material gas imbalances affecting the Beta Interests, and no adjustments are necessary or appropriate for any over-production or under-production of Gas by Aera prior to the Effective Time.

                   ARTICLE 21. REPRESENTATIONS AND WARRANTIES

         21.01. REPRESENTATIONS BY AERA. Aera represents and warrants to Buyer as follows:

         (a) Aera is a limited liability company duly organized, validly existing and in good standing under the Applicable Laws of the State of California.

         (b) Aera has all requisite limited liability company power and authority to execute, deliver, and perform this Agreement and the Transaction Documents to which it is a party and to consummate the transactions contemplated hereunder and thereunder. The execution, delivery, and performance of this Agreement and the Transaction Documents to which Aera is a party have been duly authorized by all requisite limited liability company action, and this Agreement and the Transaction Documents to which it is a party has been duly executed and delivered by Aera.

         (c) This Agreement constitutes, and the Transaction Documents to which it is a party, when executed and delivered by Aera will constitute, the legal, valid and binding obligation of Aera, enforceable against Aera in accordance with its terms, except as enforceability may be subject to (i) bankruptcy, insolvency, reorganization or other similar Applicable Laws now or hereafter in effect affecting the enforcement of creditors rights generally, and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

         (d) The execution and delivery by Aera of this Agreement and the Transaction Documents to which it is a party and the performance by Aera of the terms hereof and thereof do not conflict with or result in a violation of:


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                  (i)      the Organizational Documents of Aera, or

                  (ii) any material agreement, instrument, order, writ, judgment, or decree to which Aera is a party or is subject.

         (e) Neither Aera nor any Affiliate of Aera has incurred any liability, contingent or otherwise, for broker's fees, finder's fees, agent's commissions, or other similar forms of compensation in connection with this Agreement or any contract or transaction contemplated hereby for which Buyer shall have any responsibility whatsoever. Aera releases Buyer from, and shall fully protect, indemnify, and defend Buyer and hold it harmless from and against, any and all Liabilities relating to, arising out of, or connected with, directly or indirectly, commissions, finders' fees, or other remuneration due to any such agent, broker, or finder claiming by, through, or under Aera or any Affiliate of Aera.

         (f) Aera's equity securities of SPBPC consist of 1,000 shares of authorized, issued and outstanding common stock and constitute the Stock. Aera is the record and beneficial owner of the Stock, free and clear of any liens and encumbrances.

         21.02. REPRESENTATIONS BY BUYER. Buyer represents and warrants to Aera as follows:

         (a) EXISTENCE. Buyer is a corporation duly organized, validly existing and in good standing under the Applicable Laws of the State of Delaware.

         (b) POWER, AUTHORIZATION, EXECUTION. Buyer has all requisite corporate power and authority to execute, deliver, and perform this Agreement and the Transaction Documents to which it is a party and to consummate the transactions contemplated hereunder and thereunder. The execution, delivery, and performance of this Agreement and the Transaction Documents to which Buyer is a party have been duly authorized by all requisite corporate action, and this Agreement and the Transaction Documents to which it is a party has been duly executed and delivered by Buyer.

         (c) ENFORCEABILITY. This Agreement constitutes, and the Transaction Documents to which it is a party, when executed and delivered by Buyer will constitute, the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as enforceability may be subject to (i) bankruptcy, insolvency, reorganization or other similar Applicable Laws now or hereafter in effect affecting the enforcement of creditors rights generally, and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).


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         (d)      NON-CONTRAVENTION. The execution and delivery by Buyer of this
                  Agreement and the Transaction Documents to which it is a party and the performance by Buyer of the terms hereof and thereof do not conflict with or result in a violation of:

                  (i)      the Organizational Documents of Buyer, or

                  (ii) any material agreement, instrument, order, writ, judgment, or. decree to which Buyer is a party or is subject.

         (e) BROKERS. Neither Buyer nor any Affiliate of Buyer has incurred any liability, contingent or otherwise, for broker's fees, finder's fees, agent's commissions, or other similar forms of compensation in connection with this Agreement or any contract or transaction contemplated hereby or thereby for which Aera shall have any responsibility whatsoever. Buyer releases Aera and its Associated Parties from, and shall fully protect, indemnify, and defend the Aera Group and hold it harmless from and against, any and all Liabilities relating to, arising out of or connected with, directly or indirectly, commissions, finders' fees, or other remuneration due to any such agent, broker, or finder claiming by, through, or under Buyer or any Affiliate of Buyer.

         (f) INVESTIGATION. Buyer, for itself and on behalf of its Affiliates, investors, shareholders, directors and officers, represents and warrants that it is knowledgeable of the oil and gas business and of the usual and customary practices of producers and operators such as Aera. Buyer has had access to and an opportunity to inspect all relevant information relating to the Stock, the SPBP Interests, the Beta Interests and the Property, sufficient to enable Buyer to evaluate the merits and risks of its acquisition of the Stock, SPBP Interests, Beta Interests and the Property. Buyer has had the opportunity to ask questions and receive answers relating to the Stock, SPBP Interests, Beta Interests and the Property, and to obtain such additional information as Buyer has desired regarding, the business, financial condition and affairs of SPBPC. In making its decision to enter into this Agreement and to consummate the transactions contemplated herein, Buyer has relied solely upon the representations and warranties made in this Agreement and upon its contractual rights in this Agreement to conduct its own independent, due-diligence investigation of the Stock, SPBP Interests, Beta Interests and the Property. ACCORDINGLY, BUYER, FOR ITSELF AND ON BEHALF OF ITS ASSOCIATED PARTIES ACKNOWLEDGES THAT NEITHER AERA NOR ANY ASSOCIATED PARTIES OF AERA HAS MADE, AND AERA, FOR ITSELF AND FOR ITS ASSOCIATED PARTIES, HEREBY EXPRESSLY DISCLAIMS AND NEGATES, ANY REPRESENTATIONS OR WARRANTIES (OTHER THAN THOSE EXPRESS REPRESENTATIONS AND WARRANTIES MADE IN THIS


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                  AGREEMENT), WHETHER EXPRESS, IMPLIED, AT COMMON LAW, BY
                  STATUTE OR OTHERWISE, RELATING TO THE STOCK, SPBP INTERESTS, BETA INTERESTS AND THE PROPERTY.

         (g)      INVESTMENT MATTERS. Buyer:

                  (i) is an "accredited investor," as defined in Rule 501 of Regulation D promulgated under the Securities Act;

                  (ii) is acquiring the Beta Interests and the Stock for its own benefit and account and not with a view toward any sale or distribution thereof, nor with any present intention of making a distribution of any fractional undivided interests within the meaning of the Securities Act or any applicable state blue sky laws or other applicable securities laws; and

                  (iii) has received and thoroughly read this Agreement, including all schedules and exhibits hereto. Buyer has had an opportunity to discuss this Agreement and the disclosures herein with its legal counsel. Buyer acknowledges that it has had the opportunity to ask questions of Aera and its Associated Parties and that Buyer has received satisfactory answers respecting, and has obtained such additional information as Buyer has desired in connection with, the transactions contemplated by this Agreement.

         (h) FUNDS AVAILABLE. Buyer has (or in the case of clause (ii) below, will have, upon Payout), sufficient funds to enable it to:

                  (i)      pay the Beta Interests Purchase Price;

                  (ii)     pay the Stock Purchase Price; and

                  (iii)    post the bonds described in SECTION 7.03(d) and (e).

         (i) BANKRUPTCY. There are no bankruptcy, reorganization or arrangement proceedings pending against, contemplated by, or to the knowledge of Buyer, threatened against Buyer.

         (j)      SECURITIES MATTERS.

                  (i) Buyer acknowledges that the Beta Interests and the Stock have not been registered under the Securities Act or any other securities laws and may be sold, assigned, pledged or otherwise disposed of in the absence of such registration only pursuant to an exemption from such registration and in accordance with this Agreement.


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

                  (ii) Buyer intends to acquire the Beta Interests and the Stock for its own benefit and account and is not acquiring the Beta Interests or Stock with the intent of distributing fractional undivided interests in them or otherwise selling them in a manner that would be subject to regulation by federal or state securities laws. If Buyer sells, transfers, or otherwise disposes of the Beta Interests, the Stock or fractional undivided interests in them in the future, it will do so in compliance with Applicable Laws.

                  (iii) Buyer has at no time been presented with or solicited by or through any public promotion or other form of advertising in connection with this transaction.

         (k)      BASIS OF BUYER'S DECISION. Buyer:

                  (i) has reviewed and investigated the Stock, the SPBP Interests, the Beta Interests and the Property to its satisfaction in order to enter into this Agreement;

                  (ii) has evaluated the Stock, the SPBP Interests, the Beta Interests and the Property to its satisfaction and has made an informed decision, as a prudent and knowledgeable Buyer, to acquire the Stock and the Beta Interests;

                  (iii) is knowledgeable and experienced in the evaluation, acquisition, and operation of oil and gas properties;

                  (iv) has evaluated the merits and risks of purchasing the Beta Interests and the Stock and has formed an opinion based solely upon its knowledge and experience and not in reliance on any statements or actions by Aera or its Associated Parties; and

                  (v) is acquiring the Beta Interests and the Stock "AS IS, WHERE IS, WITH ALL FAULTS."

         (i) MATERIAL FACTOR. Buyer acknowledges that its representations and warranties contained in this Agreement are a material inducement to Aera to enter into this Agreement with Buyer, and to close the transactions contemplated hereunder.

                           ARTICLE 22, COMMUNICATIONS

         Unless otherwise provided in this Agreement, any notice, request, instruction, correspondence or other document to be given hereunder by either Party to the other shall be in writing and delivered in person or by courier service requiring acknowledgment of receipt of delivery or mailed by certified mail, postage prepaid and return receipt requested, or by telecopier, as follows:


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

         IF TO AERA:                              IF TO BUYER:
         Aera Energy LLC                          Pacific Energy Resources Ltd.
         Attn: Strategic Development Group        Attn: Chairman and Chief Executive Officer
         10000 Ming Avenue                        1065 West Pier E Street
         Bakersfield, CA 93311-1164               Long Beach, CA 90802
         (t) 661-665-5200                         (t) 562-436-6566
         (f) 661-665-5490                         (f) 562-436-8474


         Notice given by personal delivery, courier service or mail shall be effective upon actual receipt. Notice given by telecopier shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. Any Party may change any address to which notice is to be given to it by giving Notice as provided above of such change of address.

                            ARTICLE 23. MISCELLANEOUS

         23.01. ENTIRE AGREEMENT. This Agreement, the Confidentiality Agreement, the Site Visit Indemnity Agreement, any Environmental Assessment Agreement, the Escrow Agreement and the other documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the exhibits and the schedules hereto (collectively, the "TRANSACTION DOCUMENTS"),
(a) constitute the entire agreement between the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof except for the Confidentiality Agreement and Site Visit Indemnity Agreement, which shall continue in full force and effect, and shall survive any termination of this Agreement or the Closing in accordance with its terms; and
(b) are not intended to confer upon any other Person any rights or remedies hereunder. Each Party agrees that (i) the other Party (including its agents and representatives) has made no other representation, warranty, covenant or agreement to or with such Party relating to the transactions contemplated hereby other than those expressly set forth in the Transaction Documents, and (ii) such Party has not relied upon any representation, warranty, covenant or agreement relating to the transactions contemplated hereby, other than those referred to in clause (i) above.

         23.02. SUCCESSORS AND ASSIGNS; AMENDMENT; SURVIVAL. This Agreement is binding on and inures to the benefit of the Parties and their respective successors, heirs, representatives, and assigns and may be supplemented, altered, amended, modified, or revoked only in writing signed by both Parties. Neither the assignment of this Agreement nor of any Beta Interests or SPBP Interests or any part of them will relieve Buyer of its obligations under this Agreement unless and to the extent Aera consents in writing to release Buyer, which consent may be withheld for any reason. All of the covenants, agreements, representations and warranties, and indemnities made


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

by each Party contained in this Agreement shall survive the Escrow Opening and the Closing.

         23.03. EXCLUSIVE REMEDY. If the Closing occurs, the express indemnities set forth in this Agreement shall be the exclusive remedies for the Parties for the breach of any representation, warranty or covenant set forth in this Agreement or any Claim arising out of, resulting from or related to the transactions contemplated hereby, and each Party hereby releases, waives and discharges, and covenants not to sue (and shall cause its Associated Parties to release, waive, discharge and covenant not to sue) with respect to, any cause of action not expressly provided for in this Agreement, including Claims under state or federal securities Laws and Claims available at common law, in equity or by statute.

         23.04. CHOICE OF LAW. This Agreement and its performance shall be construed in accordance with, and enforced under, the internal laws of the State of California, without regard to choice of law rules of any jurisdiction, including California.

         23.05. ASSIGNMENT. Neither this Agreement nor the rights and obligations under it may be assigned or delegated by Buyer without Aera's prior written consent, which consent may be withheld for any reason, and an attempted assignment or delegation is void.

         23.06. NO ADMISSIONS. Neither this Agreement, nor any part of it, nor any performance under this Agreement, nor any payment of any amount under this Agreement, shall constitute or may be construed as a finding, evidence of, or an admission or acknowledgment of any liability, fault, past or present wrongdoing, or violation of law, rule, regulation, or policy, by either Aera or Buyer or their respective Associated Parties.

         23.07. NO THIRD-PARTY BENEFICIARIES. Except as set forth in SECTION 21.02(e) or ARTICLE 18, there are no third-party beneficiaries of this Agreement.

         23.08. PUBLIC COMMUNICATIONS. Unless provided otherwise in this Agreement, Buyer shall not issue or cause to be issued any press release or public communication concerning this transaction without Aera's prior written consent, which consent shall not be unreasonably withheld.

         23.09. HEADINGS AND TITLES. The headings and titles in this Agreement are for guidance and convenience of reference only and do not limit or otherwise affect or interpret the terms or provisions of this Agreement.

         23.10. BULK TRANSFER LAW. Buyer waives compliance with the provisions of any applicable bulk sales or bulk transfers Law.

         23.11. SEVERABILITY. The provisions of this Agreement are severable at Aera's option. If a court of competent jurisdiction finds any part of this Agreement to be void, invalid or otherwise unenforceable, then Aera may decide whether to enforce this


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Agreement without the void, invalid, or unenforceable parts or to terminate this
Agreement.

         23.12. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, and all of which together shall be considered one instrument.

         23.13. NOT TO BE CONSTRUED AGAINST THE DRAFTER. Each Party acknowledges that it has read this Agreement, has had opportunity to review it with an attorney of its choice, and has agreed to all of its terms. Under these circumstances, the Parties agree that the rule of construction that a contract be construed against the drafter may not be applied in interpreting this Agreement.

         23.14. NO WAIVER. No waiver by either Party of any part of this Agreement shall be deemed to be a waiver of any other part of this Agreement or a waiver of strict performance of the waived part in the future.

         23.15. EXPENSES. Except as otherwise expressly provided herein, all expenses incurred by each Party in connection with the transaction contemplated herein, including, without limitation, attorney's fees, are for the account of the Party incurring the same, and the Party incurring such expenses shall defend, indemnify, and hold harmless the other Party from and against such expenses.

         23.16. TIME OF ESSENCE. Time is of the essence in the performance of this Agreement.

         23.17. H-S-R. If either Aera or Buyer determine that the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, is applicable to this transaction, then the Parties which are required to file shall file with the Federal Trade Commission and the Department of Justice the required notifications, reports, and supplemental information to comply in all respects with the requirements of said act.

         23.18. NO PARTNERSHIP. Nothing contained in this Agreement shall be deemed to create a joint venture, partnership, tax partnership, or agency relationship between the Parties.

         23.19. FOREIGN TRADE LAW COMPLIANCE. Both Parties agree that all imports, exports, and re-exports, if any, under this Agreement shall be undertaken in accordance with all Applicable Laws of the United States with respect to foreign trade and export control. Both Parties further agree to fully cooperate in complying with such Applicable Laws and in assisting the other Party with such compliance. If licenses of any kind are required, including United States trade or export licenses, exports/re-exports and/or technology sharing will occur only after such license(s) have been obtained. Buyer shall notify Aera of any request of a United States Governmental Entity for information, documentation, or data relating to any Contract that Buyer has entered into with Aera. Buyer shall provide responses to requests from a United States Government Entity for information, documentation, or data of any kind to such entity


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

promptly upon request. Copies of the responses to a United States Governmental Entity shall be provided to Aera promptly upon Aera's request.

        Aera is relying upon the representations and warranties of Buyer that it shall fully comply with all United States foreign trade and export control laws and regulations including any prohibitions on the transfer or release of products or technology contrary to such Applicable Laws or regulations.

         23.20. RULES OF CONSTRUCTION. For purposes of this Agreement:

         (a) Unless the context otherwise requires, (i) "or" is not exclusive; (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with the Unit Operating Agreement, the Beta Unit COPAS and, lastly, GAAP;
                  (iii) words in the singular include the plural and words in the plural include the singular; (iv) words in the masculine include the feminine and words in the feminine include the masculine; (v) any date specified for any action that is not a Business Day shall be deemed to mean the first Business Day after such date; (vi) a reference to a Party includes its successors and permitted assigns; (vii) the word "includes" and its syntactical variants mean "includes, but is not limited to" and corresponding syntactical variants, and the rule EJUSDEM GENERIS shall not be invoked to restrict or limit the scope of the general term or phrase followed or preceded by an enumeration of particular examples; (viii) the words "hereof," "herein," and "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and (ix) any reference to dollars shall be a reference to U.S. dollars.

         (b) References in this Agreement to Articles, Parts, Sections, or other subdivisions are, unless otherwise specified, to corresponding Articles, Parts, Sections, or other subdivisions of this Agreement. Neither the captions to Articles, Parts, Sections, or other subdivisions of this Agreement (including the section headings of this SECTION 23.20(b)), nor the Table of Contents, shall be deemed to be a part of this Agreement or this SECTION 23.20(b).

         (c) All Exhibits and Schedules to this Agreement are hereby incorporated by reference herein, form a part of this Agreement, and shall have the same force and effect as if actually set out in the body of this Agreement. All references to this Agreement shall include all Exhibits and Schedules, as well as all attachments incorporated herein. All references in this Agreement to Exhibits and Schedules refer to the Exhibits and Schedules to this Agreement, unless expressly provided otherwise.

         (d) In the event of a conflict between (i) the provisions of this Agreement and (ii) the provisions of any other document, the provisions of this Agreement


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

                  shall control and prevail as between the Parties; PROVIDED, HOWEVER, that notwithstanding the foregoing, in the event of a conflict between (x) the provisions of this Agreement and (y) the provisions of any tax partnership agreement entered into between the Parties with respect to any of Aera's Interests, the tax matters provisions contained in any such tax partnership agreement shall control and prevail as between the Parties.

         (e) References herein to any agreement or other instrument shall, unless the context otherwise requires (or the definition thereof otherwise specifies), be references to the same as it may from time to time be changed, amended, modified, amended and restated, or extended.

         (f) This Agreement amends, restates and supersedes in all respects, the Original PSA. Notwithstanding the foregoing, the Parties agree and acknowledge that the terms and provisions of the Confidentiality Agreement and the Site Visit Indemnity Agreement executed in connection with the Original PSA, shall not be amended, restated or superseded in any respect by this Agreement and shall remain in full force and effect.

                            [SIGNATURE PAGE FOLLOWS]


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


        The Parties have executed this Agreement on the date below their signatures, to be enforceable and binding as of the Execution Date.


PACIFIC ENERGY RESOURCES LTD.                AERA ENERGY LLC

By: /s/ Vladimir Katic                       By: /s/ A.E. Mueller
    -----------------------------                -------------------------------
    Name: Vladimir Katic                         Name: A.E. Mueller
    Title: Chairman and Chief Executive          Title: Vice President
    Officer
    Date: November 1, 2006                       Date: November 1, 2006